EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG




                     AMERICAN HOME MORTGAGE HOLDINGS, INC.,


                       AMERICAN HOME MORTGAGE SUB I, INC.,



                         MARINA MORTGAGE COMPANY, INC.,
                                       AND

                THE STOCKHOLDERS OF MARINA MORTGAGE COMPANY, INC.
                      LISTED ON THE SIGNATURE PAGES HERETO




                          DATED AS OF DECEMBER 29, 1999

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

1.1   Defined Terms............................................................1


                                   ARTICLE II

                                   THE MERGER

2.1   The Merger...............................................................7
2.2   Effective Time...........................................................8
2.3   Closing..................................................................8
2.4   Conversion of Capital Stock; Purchase Price..............................8
2.5   Exchange of Certificates................................................11
2.6   Delivery of Merger Consideration and Dispute Resolution.................12
2.7   Withholding from Merger Consideration...................................13
2.8   Share Issuance Limitation...............................................13


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

3.1   Shares..................................................................13
3.2   Authorization...........................................................13
3.3   Investment Purposes.....................................................14
3.4   Accredited Investor.....................................................14
3.5   Exemption...............................................................14
3.6   Due Diligence...........................................................14
3.7   Exclusivity of Preparation..............................................14
3.8   No Advertisement........................................................15
3.9   Accuracy of Representations.............................................15


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL STOCKHOLDERS

4.1   Organization of the Company.............................................15
4.2   Capital Stock...........................................................15
4.3   Subsidiaries............................................................16
4.4   Authorization...........................................................16
4.5   Financial Statements....................................................16
4.6   Absence of Certain Changes..............................................17
4.7   Title to Assets.........................................................19
4.8   Condition and Sufficiency of Assets.....................................19
4.9   Contracts...............................................................19
4.10  No Conflict or Violation................................................21
4.11  Consents and Approvals..................................................22
4.12  Litigation..............................................................22
4.13  Compliance with Law; Permits and Licenses...............................22
4.14  Intellectual Property...................................................22
4.15  ERISA...................................................................23
4.16  Taxes...................................................................24
4.17  Environmental Laws and Regulations......................................27
4.18  Labor Matters...........................................................28
4.19  Insurance...............................................................28
4.20  No Undisclosed Liabilities..............................................29
4.21  Affiliated Transactions.................................................29
4.22  Interests in Clients, Suppliers.........................................29
4.23  Brokers.................................................................29
4.24  Year 2000 Compliance....................................................29
4.25  Loans; Investments......................................................30
4.26  Allowance for Possible Loan Losses......................................33
4.27  Accuracy of Representations.............................................33
4.28  Disclosure..............................................................33


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND SUB

5.1   Organization of Purchaser and Sub.......................................33
5.2   Authorization...........................................................33
5.3   No Conflict or Violation................................................34
5.4   Validity of Issuance of Common Stock....................................34
5.5   SEC Filings; Financial Statements.......................................34
5.6   Consents and Approvals..................................................34
5.7   Litigation..............................................................35
5.8   Acquisition for Investment..............................................35
5.9   Brokers.................................................................35


                                   ARTICLE VI

                   ACTIONS BY THE PURCHASER, THE STOCKHOLDERS
                      AND THE COMPANY PRIOR TO THE CLOSING

6.1   Conduct of Business.....................................................35
6.2   Certain Restrictions on the Company.....................................35
6.3   Access to Information...................................................37
6.4   Regulatory and Other Authorizations.....................................37
6.5   Insurance...............................................................38
6.6   Further Action..........................................................38
6.7   Exclusivity.............................................................38


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

7.1   Conditions to Obligations of the Purchaser..............................39
7.2   Conditions to Obligations of the Company and the Stockholders...........41


                                  ARTICLE VIII

                CERTAIN ADDITIONAL COVENANTS AND ACKNOWLEDGEMENTS

8.1   Restrictive Legend......................................................42
8.2   No Transfer.............................................................42
8.3   Board of Directors......................................................42
8.4   Tax Return Filings......................................................42
8.5   Piggyback Registration..................................................44


                                   ARTICLE IX

                                 INDEMNIFICATION

9.1   Survival of Representations and Warranties..............................45
9.2   Indemnification by the Purchaser........................................45
9.3   Indemnification by the Principal Stockholders...........................46
9.4   Tax Indemnification.....................................................48


                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

10.1  Methods of Termination..................................................49
10.2  Procedure Upon Termination..............................................49
10.3  Effect of Termination...................................................49


                                   ARTICLE XI

                                  MISCELLANEOUS

11.1  Specific Performance....................................................50
11.2  Assignment..............................................................50
11.3  Notices.................................................................50
11.4  Choice of Law...........................................................51
11.5  Entire Agreement; Amendments and Waivers................................51
11.6  Counterparts............................................................52
11.7  Invalidity..............................................................52
11.8  Headings................................................................52
11.9  Expenses................................................................52
11.10 Publicity...............................................................52

SCHEDULES AND EXHIBITS

Schedules:

Schedule 2.1(c)   -     Directors
Schedule 4.3      -     Subsidiaries
Schedule 4.6      -     Certain Changes
Schedule 4.7(a)   -     Title to Assets
Schedule 4.7(b)   -     Title to Assets
Schedule 4.9      -     Contracts
Schedule 4.10     -     No Conflict or Violation
Schedule 4.11     -     Consents and Approvals
Schedule 4.12     -     Litigation
Schedule 4.13     -     Permits
Schedule 4.14     -     Intellectual Property
Schedule 4.15     -     ERISA
Schedule 4.16     -     Taxes
Schedule 4.19     -     Insurance
Schedule 4.21     -     Affiliated Transactions
Schedule 4.22     -     Clients, Suppliers
Schedule 4.25     -     Loans

Exhibits:

Exhibit 2.4(c)    -     Formula
Exhibit 2.4(d)    -     Formula
Exhibit 2.4(f)    -     Formula
Exhibit 4.20      -     Balance Sheet
Exhibit 7.1(d)    -     Legal Opinion
Exhibit 7.1(e)    -     Form of Employment Agreement
Exhibit 7.1(f)    -     Form of Non-Competition Agreement

            THIS AGREEMENT AND PLAN OF MERGER, dated as of December 29, 1999 (together with all schedules and exhibits hereto, the "Agreement"), is by and among American Home Mortgage Holdings, Inc., a Delaware corporation (the "Purchaser"), American Home Mortgage Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser ("Sub"), Marina Mortgage Company, Inc., a California corporation (the "Company"), and the stockholders of the Company listed on the signature pages hereto (collectively, the "Stockholders").

                                    RECITALS


            WHEREAS, the Stockholders own 33,563 shares (the "Shares") of common stock, no par value, of the Company, constituting substantially all of the issued and outstanding capital stock of the Company (the "Stock");


            WHEREAS, Messrs. Ronald Bergum and John Johnston own 26,989 shares of Stock and are the Stockholders who effectively control the Company (the "Principal Stockholders") and agree, among other things, to vote in favor of this Agreement and the Merger (as defined below);


            WHEREAS, the Boards of Directors of each of the Purchaser, Sub and the Company have approved, and deem it fair to, advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by the Purchaser and Sub upon the terms and subject to the conditions set forth herein;


            WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for the Shares and the Merger is fair to the holders of the Shares and has resolved to recommend that the holders of Shares tender their Shares and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and


            WHEREAS, the Company, the Purchaser, Sub and the Stockholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger;


            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Defined Terms. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

            "Actions" is defined in Section 4.12.

            "Adjusted Initial Consideration" shall mean the amount by which the Initial Consideration shall be adjusted as provided in Article II.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms and phrases "controlling", "controlled by" and "under common control with" have correlative meanings.

            "Agreement" is defined in the preamble.

            "Assets" is defined in Section 4.7.

            "Audited Balance Sheet Date" is defined in Section 4.6.

            "Balance Sheet" is defined in Section 4.5.

            "Benefit Plan" means any employment,  consulting, severance or other similar contract,  arrangement or policy, and any plan,  arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, supplemental unemployment benefits, material vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in section 501(c)(9) of the Code) providing for the same or other benefits, or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or awards and any other form of incentive compensation or post-retirement insurance, compensation or benefits, including any "employee welfare benefit plan" as defined in section 3(1) of ERISA and any "employee pension benefit plan" as defined in section 3(2) of ERISA, which is entered into, maintained, contributed to or required to be contributed to or with respect to which any liability is borne, as the case may be, by the Company or an ERISA Affiliate, or under which the Company or any ERISA Affiliate could incur any material liability, and which covers any employee or former employee of the Company or an ERISA Affiliate whether or not subject to ERISA.

            "Book Value" means the excess of total assets over total liabilities reflected on the Closing Balance Sheet.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and the State of Delaware are authorized or required by law to close.

            "Cash  Income"  has the  meaning  set  forth  in  Exhibit 2.4(c).

            "Closing" is defined in Section 2.3.

            "Closing Date" means the date on which the Closing occurs pursuant to Section 2.3.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Common Stock" means shares of common stock, par value $0.01 per share, of the Purchaser.

            "Company" is defined in the preamble.

            "Contracts"   means   all   agreements,    contracts,   commitments,
undertakings, instruments, indentures, licenses and franchises to which the Company or any of the Subsidiaries is a party, an obligor or a beneficiary.

            "Division Net Income" has the meaning set forth in Exhibit 2.4(d).

            "Encumbrance"  means  any  claim,  lien,  pledge,   option,  charge,
easement, security interest, right-of-way, restriction, encumbrance or other similar right of a third party.

            "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance or violations, investigations or proceedings arising under any Environmental Law or any permit issued under any such Environmental Law (the "Designated Claims") including, without limitation, (i) any and all Designated Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(ii) any and all Designated Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any currently existing federal, state or local statute, law, rule, regulation, ordinance, code, legally binding guideline or policy or rule of common or civil law of the United States or of any other jurisdiction in which the Company or any Subsidiary owns any real property or conducts operations relating to the environment, occupational safety and health or Hazardous Materials and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means the last trade price of a share of Common Stock as reported on the Nasdaq for any period specified in this Agreement; provided, if such share is not listed or admitted to trading on the Nasdaq, as reported on the principal national security exchange or quotation system on which such share is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such share on the over-the-counter market on the day in question as reported by Bloomberg, LP, or a similar generally accepted reporting service, as the case may be.

            "GAAP" means generally accepted accounting principles consistently applied.

            "Governmental Body" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

            "Group Net Income" has the meaning set forth in Exhibit 2.4(f).

            "Hazardous Materials" means all infectious, toxic or hazardous pollutants, contaminants, chemicals, substances, materials or wastes of whatever kind or nature, whether liquid, solid or gaseous, defined or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "chemical substances", "toxic substances", "contaminants", "pollutants", "dangerous substances" or "dangerous waste" or words of similar import, in any language, under any applicable Environmental Law. Hazardous Materials include, without limitation, petroleum products, heavy metals, asbestos and PCBs.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Initial Consideration" shall be determined as provided in Section 2.4(b).

            "Intellectual  Property"  means all of the following which are owned by, issued to or licensed to or used by each of the Company and its Subsidiaries, together with all income, royalties, damages and payments due or payable in respect thereof as of the Closing or thereafter; patents, patent applications and inventions and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith; copyrights; and all registrations, applications and renewals for any of the foregoing; trade secrets, know-how, confidential and proprietary information, customer and supplier lists and related information; all other proprietary rights and computer software (including, without limitation, data, source codes and user and system documentation).

            "Investor" means any Person who has acquired or hereinafter acquires a Loan from the Company or any Subsidiary.

            "Investor Requirements" means any outstanding contractual, legal and regulatory obligation of the Company or any Subsidiary to any Investor, including but not limited to, the representations, warranties and covenants made by the Company or any Subsidiary to any Investor.

            "Knowledge" means actual knowledge after reasonable investigation and knowledge and information that are or should be available to a Person by virtue of such Person's position. With respect to the Company, "knowledge" will be deemed to include the actual knowledge after reasonable investigation and knowledge and information that are or should be available to its directors, the Principal Stockholders and the Chief Financial Officer of the Company by virtue of such Persons' positions.

            "Leased Real Property" is defined in Section 4.7.

            "Leases" is defined in Section 4.7.

            "Loan" means any loan or lease at any time held, serviced or sold by the Company or any Subsidiary to the extent that the Company or any Subsidiary could have any liability, obligation or duties with respect thereto.

            "Loan Documents" means the note, mortgage, deed of trust, security agreement, or other instrument securing the note and the related documents for each Loan.

            "Loans Held for Sale" means all Loans currently held and hereinafter acquired or originated by the Company or any Subsidiary where beneficial ownership has not been transferred to an Investor.

            "Material Adverse Effect" means (i) with respect to the Company,  an adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement and an adverse effect that is material to the business, Assets, liabilities, condition (financial or otherwise), results of operations, prospects of the Company's business, or properties of the Company or any of its Subsidiaries and (ii) with respect to the Purchaser, an adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement and an adverse effect that is material to the business, assets, liabilities, conditions (financial or otherwise), results of operations, prospects of the Purchaser's business, or property of the Purchaser or any of its subsidiaries.

            "Merger Consideration" is defined in Section 2.4.

            "Mortgage Loan" means a Loan secured by a mortgage.

            "Nasdaq" means the Nasdaq National Market.

            "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation; the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(iv) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (v) any amendment of any of the foregoing.

            "PBGC" is defined in Section 4.15.

            "Permitted Encumbrances" means (i) statutory liens for current taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the
Company and its Subsidiaries and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied and are set forth on the Balance Sheet or incurred in the ordinary course of business consistent with past practices; (ii) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company's business;
(iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the real property which are not violated by the current use and operation of the real property; and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used and proposed to be used in connection with the business of the Company and its Subsidiaries.

            "Person" means an individual, a partnership, a limited partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

            "Post-Closing Tax Period" shall mean any taxable period (or portion thereof) that begins after the Closing Date.

            "Portfolio Loan" means all Loans currently owned or hereinafter owned for investment by the Company or any Subsidiary.

            "Pre-Closing Tax Period" shall mean any taxable period (or portion thereof) ending on or before the Closing Date.

            "Purchaser" is defined in the preamble.

            "Regulations" is defined in Section 4.13.

            "Release" means active or passive disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, pouring, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Representative" means any officer, director, principal, employee or other authorized representative of a Person.

            "SEC" means the Securities and Exchange Commission.

            "Securities  Act"  means the  Securities  Act of 1933,  as amended.

            "Serviced Loans" means all Loans currently and hereinafter serviced by the Company or any Subsidiary for its own account or for others.

            "Servicing Requirements" means prudent practice and industry standards together with any contractual, legal or regulatory obligation of the Company or any Subsidiary relating to the Serviced Loans or any Loan previously serviced by the Company or any Subsidiary.

            "Stock" is defined in the recitals.

            "Subsidiaries" means each corporation or other Person as to which the Company directly or indirectly (including through one or more Subsidiaries or any of the stockholders, directors or officers of the Company) owns at least 10% of the outstanding shares of stock or other ownership interests.

            "Tax" or "Taxes" means all income, gross receipts, profits, intangibles, sales, excise, ad valorem, bulk transfer, use, payroll, employment, franchise, profits, property or other taxes, fees, stamp taxes, imposts, duties, assessments, levies or similar charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person.

            "Tax Return" means any return, filing, questionnaire, information return or other document required to be filed, including without limitation, requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing).

            "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

            "Trading Day" means any day on which purchase and sales of securities authorized for quotation on Nasdaq are reported thereto and on which no event that results in a material suspension or limitation of trading of Common Stock on Nasdaq has occurred; provided, if such security is not listed or admitted to trading on the Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg, LP, or a similar generally accepted reporting service, as the case may be.

            "Twelve Month Period" shall mean either the period commencing with the first day of the month immediately succeeding the Closing Date (the "Starting Date") and ending on December 31, 2000, or the period commencing on January 1, 2001 and ending on December 31, 2001.

                                   ARTICLE II

                                   THE MERGER

            2.1 The Merger. (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the laws of the State of California, at the Effective Time (as defined in Section 2.2 hereof), the Company and Sub shall consummate a merger (the "Merger") pursuant to which (x) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease and (y) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of California.

            (b) Pursuant to the Merger, at the Effective Time, (x) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, and (y) the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, each until thereafter changed or amended as under applicable law.

            (c) The directors of the Surviving Corporation at the Effective Time shall be such persons as set forth on Schedule 2.1(c) until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws. The officers of the Surviving Corporation at the Effective Time shall be the initial officers of the Surviving Corporation, except that Mr. Michael Strauss shall be the Chairman of the Board of the Surviving Corporation, Mr. John A. Johnston shall be the Chief Executive Officer of the Surviving Corporation, and Mr. Ronald Bergum shall be the President of the Surviving Corporation until the respective successors of the officers are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

            (d) The Merger shall have the effects specified in the applicable provisions of the laws of the State of California.

            2.2 Effective Time. Subject to the terms and conditions of this Agreement, the Purchaser, Sub and the Company will cause a certificate of merger or, if applicable, a certificate of ownership and merger (as applicable, the "Agreement of Merger") to be executed and filed on the date of the Closing (as defined in Section 2.3) (or on such other date as the Purchaser and the Company may agree) with the Secretary of State of the State of California and, following such filing, with the Secretary of State of the State of Delaware as provided under the laws of the State of California and the State of Delaware. The Merger shall become effective on the date on which the Agreement of Merger has been duly filed with the Secretary of State of the State of California or such other time as is agreed upon by the parties and specified in the Agreement of Merger, and such time is hereinafter referred to as the "Effective Time". The filing of the Agreement of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

            2.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York, 10038, unless another date or place is agreed to in writing by the parties hereto.

            2.4 Conversion of Capital Stock; Purchase Price. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Sub:

               (i) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into and become 360 fully paid and nonassessable shares of common stock, no par value, of the Surviving Corporation.

               (ii) All Shares that are owned by the Company or any Subsidiary of the Company (other than by any employee benefit plan) and any Shares owned by the Purchaser, Sub or any subsidiary of the Purchaser or Sub (other than shares owned by any employee benefit plan of the Purchaser or any subsidiary of the Purchaser) shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

               (iii) Each issued and outstanding Share (other than Shares to be cancelled in accordance with this Section and any Dissenting Shares (as defined in Section 1300 of the California Corporations Code)) (the
      "Converted Shares") shall be converted into the right to receive the number of shares of Common Stock and cash, as provided below, equal to the sum of the Initial Consideration, as adjusted, the First Earnout (as set forth below), Second Earnout (as set forth below), Additional Earnouts (as set forth below) and the Cash Consideration (as set forth below) (collectively, the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.5, without interest.

            (b) The Initial Consideration shall be determined and adjusted as follows:

               (i) The Initial Consideration shall be a number of shares of Common Stock equal to the result obtained by dividing $4,850,144.50 by the Fair Market Value of the Common Stock on the last Trading Day immediately preceding the Closing Date and dividing that result by the number of Converted Shares.

               (ii) As promptly as practicable, but in any event not later than one hundred twenty (120) days after the Closing Date, the Purchaser shall cause to be prepared and delivered to the Stockholders a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"), which shall be audited by Deloitte & Touche, certified public accountants, and certified by such firm to have been prepared in accordance with GAAP applied on a basis consistent with the preparation of the Audited Balance Sheet.

               (iii) If $2,700,000 exceeds the Book Value on the Closing Balance Sheet and the Closing Date is on or before December 31, 1999, or if $2,500,000 exceeds the Book Value at the Closing Balance Sheet and the Closing Date is on or after January 1, 2000 but before February 1, 2000, the Stockholders shall return to the Purchaser such number of shares of Common Stock as is equal to such excess divided by the Fair Market Value of Common Stock at the last Trading Day immediately preceding the Closing Date.

               (iv) The determination of the Adjusted Initial Consideration shall be subject to the dispute resolution mechanisms set forth in Section 2.6.

               (v) The return of shares of Common Stock as provided in this Section shall be made within ten (10) Business Days after the final determination of the Adjusted Initial Consideration.

            (c) The First Earnout will be payable if the Cash Income of the Company as determined in accordance with the formula as set forth on Exhibit 2.4(c) for the eight month period after the Starting Date is greater than zero. The First Earnout shall be a number of shares of Common Stock equal to the result obtained by dividing $970,028.90 by the Fair Market Value of the Common Stock determined as of the average of the twenty (20) Trading Days immediately following the eight month period after the Starting Date, and dividing that result by the number of Converted Shares.

            (d) The Second Earnout will be payable if the Division Net Income of the Company for a Twelve Month Period (but only one Twelve Month Period) equals or exceeds $400,000 as determined in accordance with the formula set forth on
Exhibit 2.4(d). The Second Earnout shall be a number of shares of Common Stock equal to the result obtained by dividing $970,028.90 by the Fair Market Value of the Common Stock determined as of the average of twenty (20) Trading Days immediately following a Twelve Month Period in which Division Net Income equals or exceeds $400,000, and dividing that result by the number of Converted Shares.

            (e) The Cash Consideration (rounded to the nearest whole number) shall be payable on February 15, May 15, August 15 and November 15 of each of the calendar years of 2000, 2001, 2002, 2003 and 2004 in an amount in cash equal to $3.613; provided, however, that each such amount shall be paid solely in shares of Common Stock based on the Fair Market Value of the Common Stock determined as of the average of the twenty (20) Trading Days ending on the day immediately preceding the distribution day as set forth in this Section 2.4(e) if the total aggregate payments in cash as of the time of such payment under this Agreement, after giving effect to such payment plus $284,725.45, would equal 20% or more of the Merger Consideration if such payment were made in cash.

            (f) In addition, for the calendar years of 2001, 2002, 2003, 2004 and 2005, on the later of May 10 of the calendar year immediately following the applicable calendar year or the tenth Business Day after the determination as provided in Section 2.6, an Additional Earnout to be determined in accordance with the formula set forth on Exhibit 2.4(f) hereto shall be paid in an amount equal to 32.01% of the Group Net Income for the applicable calendar year, or in the event the Group Net Income for such calendar year is more than $2,000,000, 32.01% of the Group Net Income up to the amount of $2,000,000 and 38.80% of the Group Net Income over $2,000,000. The Additional Earnout in each year shall be equal to the result obtained by dividing the foregoing amount by the Fair Market Value of the Common Stock determined as of the average of the twenty (20) Trading Days immediately following the last day of the applicable calendar year, and dividing that result by the number of Converted Shares; provided, however, that if either John A. Johnston or Ronald Bergum is terminated without "Cause" or resigns with "Good Reason" as such terms are defined in their Employment
Agreements, the form of which is attached hereto as Exhibit 7.1(e) (a "Liquidated Damage Event"), the Additional Earnout shall equal:

               (i) if the Liquidated Damage Event occurs in year 2001, $2,000,000;

               (ii) if the Liquidated Damage Event occurs in year 2002, $2,000,000;

               (iii) if the Liquidated Damage Event occurs in year 2003, (a) 125% of the calculated amount of the Additional Earnout amount for 2002, plus (b) 125% of the amount calculated in (a) above, plus (c) 125% of the amount calculated in (b) above;

               (iv) if the Liquidated Damage Event occurs in year 2004, (a) 125% of the calculated amount of the Additional Earnout amount for 2003, plus
      (b) 125% of the amount calculated in (a) above; or

               (v) if the Liquidated Damage Event occurs in year 2005, 125% of the calculated amount of the Additional Earnout amount for 2004.

The applicable amount of liquidated damages shall be divided by the Fair Market Value of the Common Stock determined as of the average of twenty (20) Trading Days immediately following the last day of the applicable calendar year and dividing that result by the number of Converted Shares. The payment of the amount of liquidated damages shall be made at the time that such payment would have been made if a Liquidated Damage Event had not occurred.

            (g) No scrip or fractional share certificate for Common Stock will be issued as part of the Merger Consideration, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or any rights of a stockholder of the Purchaser with respect to such fractional share interest. The Purchaser will, in lieu of issuing a fractional share certificate, pay to the holder of a fractional share interest the value of such interest as determined based on the applicable Fair Market Value of the Common Stock with respect to any distribution of shares of Common Stock as provided above in this Section.

            2.5 Exchange of Certificates. (a) As soon as reasonably practicable after the Effective Time, the Purchaser shall cause each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") to convert the Shares into the right to receive the Initial Consideration. Upon surrender of a Certificate for cancellation to the Purchaser, and such other documents as may reasonably be required by the Purchaser, the Purchaser shall cause shares of Common Stock to be delivered to the holder of such Certificate, and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing Shares which are not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Purchaser that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Initial Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest shall be paid or will accrue on the Initial Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

            (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

            (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Purchaser shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

            2.6 Delivery of Merger Consideration and Dispute Resolution. For the purpose of this Article II, any determination required to be made shall be made by the Purchaser who shall deliver a certificate to the Stockholders as part of the Merger Consideration or on or before the date one hundred twenty (120) days after the end of the applicable period specifying the applicable financial results of the Company for the relevant period and the resulting amount, if any, owed by the Purchaser to the Stockholders, along with detailed back-up financial information utilized by the Purchaser in making its determination. Such determination by the Purchaser shall be deemed final and binding upon the parties unless within thirty (30) days after delivery thereof to the Stockholders, written notice is given by the Stockholders of their objection setting forth in reasonable detail the basis for the objection. If notice of objection is given, the Stockholders and the Purchaser will consult with each other with respect to the objection. If applicable, the amount in dispute will be adjusted immediately to reflect any amount that is not in dispute. If the Stockholders and the Purchaser are unable to reach agreement within the thirty
(30) days after the notice of objection has been given, the dispute will be referred for resolution to a nationally recognized accounting firm that has not had a business relationship with either the Stockholders and their Affiliates or the Purchaser and its Affiliates during the period of three years prior to the Closing (the "Dispute Accountants"), as promptly as practicable; provided, however, that if the Stockholders and the Purchaser are unable to reach agreement with respect to the Dispute Accountants, the Stockholders and the Purchaser shall refer the dispute to the American Arbitration Association that shall appoint the Dispute Accountants as promptly as practicable. The Dispute Accountants will address and resolve only those items in dispute as identified by the Stockholders and the Purchaser at the time of engagement. The Dispute Accountants will make a determination as to each of the items in dispute, which determination will be (A) in writing, (B) furnished to each of the Stockholders and the Purchaser as promptly as practicable after the items in dispute have been referred to the Dispute Accountants, (C) made in accordance with this Agreement, and (D) conclusive and binding on the parties. The Stockholders and the Purchaser will use reasonable efforts to cause the Dispute Accountants to render their decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Dispute Accountants for information, books, records and similar items. The fees and costs of the Dispute Accountants will be borne by the Purchaser and the Stockholders in the same proportion as the disputed amount is allocated between the parties. All payments in cash and delivery of shares of Common Stock required to be made pursuant to this Article II shall be made within ten Business Days after the amount of the applicable payment is finally determined in accordance with the provisions of this Section 2.6.

            2.7 Withholding from Merger Consideration. The Purchaser shall deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement any amount required by law to be withheld from a change in the federal, state, local or foreign tax laws requiring withholding on the obligations of the Purchaser. The Stockholders shall promptly provide, upon request from the Purchaser, any documentation required for the reduction or elimination of withholding Taxes on payments of the Merger Consideration, including but not limited to, IRS Form W-9.

            2.8 Share Issuance Limitation. Notwithstanding any other provision contained herein, the total number of shares of Common Stock to be issued pursuant to this Agreement shall not equal or exceed 20% of the outstanding shares of Common Stock as of the date of such issuance in accordance with Rule 4460 of the NASD Manual unless prior to such issuance, if required, the Purchaser has obtained the approval of its stockholders to issue such shares or an appropriate waiver has been obtained from Nasdaq. With respect to any amount that would otherwise have been payable in Common Stock but for the restriction contained in the preceding sentence, at the election of each Stockholder, (i) such amount that is payable at such time shall be paid by the Parent in cash; or
(ii) the number of shares of Common Stock that would have been issued will be reserved for issuance by the Purchaser and issued as promptly as practicable upon obtaining the appropriate stockholder approval or Nasdaq waiver, which the Purchaser agrees to use its best efforts to obtain promptly; or (iii) to the extent permitted by applicable law and NASD rules, in lieu of the number of shares of Common Stock that would have been issued, the Purchaser shall issue shares of Non-Voting Common Stock containing the same economic benefits of the Common Stock but without voting rights.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

            Each of the Stockholders, including the Principal Stockholders, hereby represents and warrants to the Purchaser and Sub as follows:

            3.1 Shares. The Shares are owned beneficially and of record by the Stockholders, free and clear of any and all Encumbrances; provided, however, that for purposes of this Section only each Stockholder represents and warrants only with respect to the Shares that are being owned by such Stockholder.

            3.2  Authorization.  Each of the  Stockholders  has full  power  and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its or his obligations hereunder. This Agreement and the Merger have been properly approved by each of the Stockholders. This Agreement has been duly executed and delivered by the Stockholders and, assuming the due execution and delivery of this Agreement by the Purchaser, is a legal, valid and binding obligation of the Stockholders, enforceable against the Stockholders in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; provided, however, that for purposes of this Section only each Stockholder represents and warrants only with respect to the authority of such Stockholder.

            3.3 Investment Purposes. Each of the Stockholders is purchasing the shares of Common Stock for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

            3.4 Accredited Investor. Each of the Stockholders represents with respect to itself that such Stockholder is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement,
(iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in Common Stock, and (iv) able to afford the loss of its investment in Common Stock. Each of the Stockholders also represents with respect to itself that such Stockholder has been advised to seek the advice of tax counsel and accountants in connection with the negotiation, execution and delivery of this Agreement and has not relied on the advice of the Company or its counsel with respect to any of the tax issues relating to, or arising in connection with, this Agreement or transactions contemplated hereby.

            3.5 Exemption. Each of the Stockholders understands that the shares of Common Stocks are being offered and sold by the Purchaser in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Purchaser is relying upon the accuracy of, and Stockholders' compliance with, Stockholders' representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of each of the Stockholders to purchase the shares of Common Stock. Each of the Stockholders understands that the shares of Common Stock to be acquired by such Stockholder have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission.

            3.6 Due Diligence. Each of the Stockholders has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Purchaser or its Representatives concerning the Purchaser and the Common Stock, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information which was provided to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense.

            3.7 Exclusivity of Preparation. No representations or warranties have been made to the Stockholders by the Purchaser, or any Representative of the Purchaser, other than the representations of the Purchaser contained herein, and in acquiring the Common Stock, the Stockholders are not relying upon any representations other than those contained herein.

            3.8 No Advertisement. Neither of the Stockholders is purchasing the Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, any seminar or meeting or any solicitation of a subscription by a person or entity not previously known to the Stockholders in connection with investments in securities generally.

            3.9 Accuracy of Representations. No representation or warranty made by the Stockholders in this Agreement or any document or statement delivered, or to be delivered, by or on behalf of the Stockholders pursuant hereto contains or, as of the Closing Date, will contain any untrue statement of a material fact or omits or, as of the Closing Date, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL STOCKHOLDERS

            Except as otherwise specifically provided herein, each of the Company and the Principal Stockholders jointly and severally hereby represents and warrants to the Purchaser and Sub as follows:

            4.1 Organization of the Company. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and has full corporate power and authority to conduct its business as it is presently being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business or its ownership or use of property makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Company.

            4.2 Capital Stock. The authorized capital stock of the Company consists of 200,000 shares of common stock, no par value, of which 34,600 shares of common stock are issued and outstanding, and 155,000 shares of preferred stock, no par value, of which no shares of preferred stock are issued or outstanding. All shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable, and the Shares are owned beneficially and of record by the Stockholders, free and clear of any and all Encumbrances; provided, however, that for purposes of this sentence only each Principal Stockholder represents and warrants only with respect to the Shares that are being owned by such Principal Stockholder. There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, nor any plans or agreements of any character providing for the purchase, issuance, or sale of, any equity interests of the Company. There are no restrictions upon the voting or transfer of any shares of the Stock pursuant to the Company's Organizational Documents or any agreement or other instrument to which any of the Company or the Principal Stockholders is a party or by which any of the Company or the Principal Stockholders is bound. The Purchaser has acquired all shares of common stock of the Company owned by all stockholders of the Company, other than the Stockholders. Upon consummation of the transactions contemplated by this Agreement, the Purchaser will own the Stock, free and clear of any and all Encumbrances.

            4.3 Subsidiaries. Schedule 4.3 sets forth a complete and accurate list of all of the Subsidiaries. Schedule 4.3 also contains the jurisdiction of incorporation or formation of each of the Subsidiaries, each jurisdiction in which each Subsidiary is qualified or otherwise authorized to do business, the number of shares of capital stock of each Subsidiary issued and outstanding and the percentage ownership interest of the Company in each Subsidiary. All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Each share of the stock is free and clear of any Encumbrances, including, without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to such shares. There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, nor any plans or agreements of any character providing for the purchase, issuance or sale of, any equity interests of any of the Subsidiaries. Schedule 4.3 sets forth a complete and accurate list of all agreements and other instruments pursuant to which the Company or any Subsidiary is obligated or required, under any circumstance, to make contributions to the capital of any Subsidiary. Each of the Subsidiaries is a corporation, a partnership or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or limited liability company power to conduct its business as it is presently being conducted and to own, lease and use its properties and assets, and is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions listed in Schedule 4.3, which are the only jurisdictions where, by virtue of its businesses carried on or properties owned or used, it is required to be so qualified.

            4.4 Authorization. Each of the Company and the Principal Stockholders has full power and authority to execute and deliver this Agreement and to perform its or his, as the case may be, obligations hereunder and has taken all action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its or his, as the case may be, obligations hereunder. This Agreement has been duly executed and delivered by the Company and the Principal Stockholders and, assuming the due execution and delivery of this Agreement by the Purchaser and Sub, is a legal, valid and binding obligation of the Company and the Principal Stockholders, enforceable against the Company and the Principal Stockholders in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; provided, however, that for purposes of this Section only each Principal Stockholder represents and warrants only with respect to the authority of such Principal Stockholder.

            4.5 Financial Statements. The Company has delivered to the Purchaser
(i) audited balance sheets of the Company and the Subsidiaries as at December 31, 1996, December 31, 1997 and December 31, 1998 and the related audited statements of income, changes in stockholders' equity, and cash flow for the year then ended, including in each case the notes thereto (the "Audited Balance Sheet"), and (ii) unaudited consolidated balance sheet of the Company and the Subsidiaries as at October 31, 1999 and the statements of income and stockholders' equity and cash flows for the nine-month period ended on such date, prepared by the Company (collectively, "Balance Sheet"). Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company and the Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles consistently applied.

            4.6 Absence of Certain  Changes.  (a) Except as provided in Schedule
4.6 hereto and except as expressly contemplated by this Agreement, since December 31, 1998 (the "Audited Balance Sheet Date") the Company and the Subsidiaries have conducted their businesses in the ordinary and usual course consistent with their business practices during 1998 and neither the Company nor any of the Subsidiaries has:

               (i) experienced any changes in any relationship with its suppliers, customers, distributors, brokers, lessors or others, other than changes in the ordinary course of business, consistent with past practice;

               (ii) sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business, consistent with past practice;

               (iii) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases or licenses) involving more than $50,000 individually to which it is a party or by which it is bound nor modified the terms of any such existing contract or agreement, other than in the ordinary course of business consistent with past practice;

               (iv)   engaged  in  any   activity   that  has  resulted  in  any
      acceleration or delay of the collection of its accounts or notes receivable or any delay in the payment of its accounts payables, in each case other than in the ordinary course of business consistent with past practice;

               (v) (nor has any other party) accelerated, terminated, modified or canceled any permit or agreement, contract, lease or license involving more than $50,000 individually to which it is a party or by which it is bound, other than in the ordinary course of business consistent with past practice;

               (vi) suffered any damage, destruction or loss of any asset or property, whether or not covered by insurance, other than such damage, destruction or loss which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (vii) adopted, modified, amended or terminated any bonus, profit-sharing, incentive, severance, or other similar plan (including any benefit plan), contract, or commitment for the benefit of any of its directors or officers at the branch manager level or above, or otherwise made any change in the employment terms (including any increase in the base compensation) for any of its officers and employees with annual salaries in excess of $100,000;

               (viii) made any capital expenditure or any other investment (or series of related investments) in excess of $50,000 other than in the ordinary course of business consistent with past practice;

               (ix) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness involving more than $50,000 individually, other than under mortgage warehouse or similar financing arrangements entered into in the ordinary course of business;

               (x) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the ordinary course of business, consistent with past practice;

               (xi)     made  or   authorized   any   change   in  its
      Organizational Documents;

               (xii) issued, sold or otherwise disposed of any of its capital stock or granted, modified or amended any options, warrants, stock appreciation rights, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or participate in any change in the value thereof;

               (xiii) made or been subject to change in its accounting practices, procedures or methods or in its cash management practices, other than changes resulting from changes in GAAP as applied to mortgage banking industry;

               (xiv) entered into or become party to any agreement, arrangement or transaction with any of its Affiliates or any of their respective directors, officers at the branch manager level or stockholders, including, without limitation, any (x) loan or advance funds, or made any other payments, to any of its directors, officers, stockholders or Affiliates, (y) creation or discharge of any intercompany account, other than in the ordinary course of business consistent with past practice, or
      (z) any payment or declaration of any dividend, redemption or other distribution with respect to their respective capital stock;

               (xv) experienced any changes with respect to its Intellectual Property, other than such changes which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

               (xvi) experienced any reduction in the amount or scope of coverage of insurance now carried by them other than such changes which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

               (xvii) settled any dispute relating to any liability of the Company or any Subsidiary for Taxes; or

               (xviii) committed to do any of the foregoing.

            (b) Except as provided in Schedule 4.6 hereto and except as expressly contemplated by this Agreement, since the Audited Balance Sheet Date the Company has not declared, set aside or paid any dividends or made, or agreed to make, any other payments (whether in cash, stock or property) in respect of its capital stock.

            4.7 Title to Assets. Except as set forth on Schedule 4.7(a), the Company and the Subsidiaries own no real property. Schedule 4.7(b) sets forth a list of all of the leases and subleases (the "Leases") and a true, correct and complete legal description of each leased and subleased parcel of real property in which the Company or any Subsidiary has a leasehold or subleasehold interest (the "Leased Real Property"). The Company and the Subsidiaries have valid and subsisting leasehold interests in the Leased Real Property, and title to, leaseholds or licenses in, or valid rights to use, all other property and other assets, tangible or intangible of the Company and its Subsidiaries that are used or useful in the operation of their respective businesses (collectively, the "Assets") free and clear of any Encumbrances other than Permitted Encumbrances.

            4.8 Condition and Sufficiency of Assets. The Assets constitute all of the assets necessary to conduct the business of the Company and its Subsidiaries as presently conducted. To the Knowledge of the Company, the current use or occupancy of the Leased Real Property does not violate in any respect any instrument of record or agreement affecting such Leased Real Property or any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Leased Real Property. The machinery, equipment, vehicles, furniture, fixtures and other similar tangible assets included among the Assets are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are presently used and for which they are proposed to be used.

            4.9 Contracts. (a) Schedule 4.9 contains a complete and accurate list of each of the following Contracts:

               (i) agreements or instruments imposing an Encumbrance on any of the Assets, other than those constituting Permitted Encumbrances;

               (ii) Contracts relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

               (iii) except with respect to Loans made in the ordinary course of the Company's mortgage banking business, Loans or advances to, or investments in, any Person, any Contracts relating to the making of any such loans, advances or investments or any Contracts involving a sharing of profits;

               (iv) Contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the capital stock of the Company or any Subsidiary;

               (v) any letters of credit or similar arrangements relating to the Company or any Subsidiary;

               (vi) any employment agreements with any employee of the Company or any Subsidiary or other person on a full-time or consulting basis providing for an annual compensation in excess of $50,000 or providing for the payment of any cash or other compensation upon the sale of the Company or any Subsidiary;

               (vii) any management, consulting or advisory agreements, or severance plans or arrangements for any present or former employee of the Company or any Subsidiary;

               (viii) any non-disclosure agreements and non-compete agreements binding present and former employees of the Company or any Subsidiary;

               (ix) any agreement under which the Company or any Subsidiary is lessee of or holds or operates any real property or any personal property for which the annual rental exceeds $25,000;

               (x) any agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $25,000;

               (xi) any agreement or group of related agreements between the Company or any Subsidiary and the same party for the sale or purchase of products or services under which the undelivered balance of such products and services has a price in excess of $50,000, except for Loans in the ordinary course of the Company's mortgage banking business;

               (xii) any other agreement or group of related agreements between the Company or any Subsidiary and the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalty and involving more than $50,000;

               (xiii) any agreement relating to the acquisition or divestiture of the capital stock or equity securities, assets or business of any Person, the Company or any Subsidiary involving consideration in excess of $50,000 or pursuant to which the Company or any Subsidiary has any liability, contingent or otherwise;

               (xiv) any powers of attorney granted by or on behalf of the Company or any Subsidiary (including those granted to customs brokers) and other agency agreements but excluding powers of attorney granted to Investors, warehouse lenders and custodians in the ordinary course of the Company's mortgage banking business;

               (xv) any agreement, other than agreements entered into in the ordinary course of the Company's mortgage banking business, which prevents the Company or any Subsidiary from disclosing confidential information or which prohibits the Company or any Subsidiary from freely engaging in business anywhere in the world;

               (xvi) any sales distribution agreements, franchise agreements and advertising agreements relating to the Company or any Subsidiary;

               (xvii) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any Subsidiary, other than in the ordinary course of the Company's mortgage banking business;

               (xviii) any agreement pursuant to which the Company or any Subsidiary has agreed to defend, indemnify or hold harmless any other Person other than in the ordinary course of the Company's mortgage banking business;

               (xix) any agreement pursuant to which the Company or any Subsidiary has agreed to settle any liability for Taxes;

               (xx)  any  agreement   pursuant  to  which  the  Company  or  any
      Subsidiary has agreed to shift or allocate the liability of the Company, any Subsidiary or any other Person for Taxes; and

               (xxi) any other agreement material to the Company or any Subsidiary.

            (b) The Company has delivered to the Purchaser a true and complete copy of each written arrangement listed on Schedule 4.9, as amended to date. With respect to each written arrangement so listed in clauses (i) through (v) below, to the extent that it could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole: (i) the written arrangement is in full force and effect and is valid and enforceable in accordance with its terms; (ii) neither the Company nor any Subsidiary is in breach or default thereof; (iii) no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default thereof by the Company or any Subsidiary or constitute a breach or default thereof by any other party thereto (iv) no event has occurred that would permit termination, modification, or acceleration thereof by any other party thereto; and (v) neither the Company nor any Subsidiary has repudiated and no other party thereto has repudiated or acted in a manner inconsistent with any provision thereof. The Contracts constitute all of the contracts necessary to conduct all operations of the Company as they are currently conducted except where the lack of the Contracts would not be reasonably expected to have Material Adverse Effect on the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed on Schedule
4.9 under the terms of this Section 4.9.

            4.10 No Conflict or Violation. Except as provided in Schedule 4.10, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Company or any Subsidiary, (b) a breach of, a default under, or a right of termination, cancellation, acceleration or payment with respect to, or the creation of any Encumbrance upon, any of the assets or properties of the Company or any of the Stockholders pursuant to, any Contract to which the Company, any Subsidiary or any of the Stockholders is a party or is subject or by which any asset of the Company, any of the Subsidiaries or any of the Stockholders is bound, or (c) a violation by the Company, any Subsidiary or the Stockholders of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, except where any such matter could not be reasonably expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            4.11 Consents and Approvals. Except as provided in Schedule 4.11, no consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by the Company or any of the Stockholders on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except where the failure to take such action could not be reasonably expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            4.12 Litigation. Except as provided in Schedule 4.12 hereto, there is no action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, labor dispute (other than routine uncontested claims for benefits under any benefit plans for any officers, employees or agents of the Company or the Subsidiaries), arbitration, investigation or reported claim, pending or, to the Knowledge of the Company and the Stockholders, threatened, before any court, governmental entity or arbitrator (collectively, "Actions"), relating to (i) the Company or any Subsidiary, (ii) any Benefit Plan or any fiduciary or administrator thereof, (iii) the Assets, or (iv) the transactions contemplated by this Agreement. Neither the Company, any of its Subsidiaries nor the Stockholders is subject to any order, decree or judgment entered in any Action.

            4.13 Compliance with Law; Permits and Licenses. Except as provided in Schedule 4.13, each of the Company, its Subsidiaries and their respective predecessors has complied and is in compliance with all laws, rules, regulations, codes, and plans, and all injunctions, judgments, orders, decrees or rulings of every court and Governmental Body (collectively, the "Regulations"), in each case, as applicable to such Person, its assets or operations and neither the Company nor any Subsidiary has received notice of any unremedied violation of any Regulation. Schedule 4.13 sets forth a list of all governmental or regulatory licenses, permits and authorizations (collectively, "Permits") held by any of the Company or any Subsidiary. All such Permits are in full force and effect. Except as set forth in Schedule 4.13, the Permits listed on Schedule 4.13 comprise all Permits necessary for conduct of the business of the Company and its Subsidiaries as currently conducted and in accordance with the intended conduct of the Company's business, except where the absence of Permits could not be reasonably expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            4.14 Intellectual Property. (a) Schedule 4.14 sets forth a complete and correct list and description (including expiration dates) of all trade names and unregistered trademarks used by any of the Company and its Subsidiaries in connection with their respective businesses.

            (b) The Company is not infringing upon or in conflict with any right of any other Person with respect to any Intellectual Property. Except as disclosed on Schedule 4.14, (i) no claims have been asserted by any Person contesting the validity, enforceability, use or ownership of any Intellectual Property, and the Company has no Knowledge of any basis for such claim, and (ii) the Company has no Knowledge of any infringement or misappropriation of the Intellectual Property by any third party.

            4.15 ERISA. (a) Schedule 4.15 lists each Employee Benefit Plan that the Company, any of its Subsidiaries or any ERISA Affiliate (as defined in Section 414(b) or (c) of the Code) maintains, or to which any of the Company and its Subsidiaries contributes or is required to contribute, or under which any employee or former employee receives or is entitled to receive benefits.

               (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (ii) All required reports and descriptions (including, without limitation, Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code
      Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan (as defined in ERISA
      Section 3(1)).

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)) and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
      Section 401(a) and has received, within the last five years, a favorable determination letter from the Internal Revenue Service.

               (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan (as defined in ERISA Section 3(37))) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guarantee Corporation ("PBGC") methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (vi) The Company has delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

            (b) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and the Controlled Group of Corporations (as defined in Section 1563 of the Code) which includes the Company and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a Reportable Event (as defined in ERISA Section 4043)) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted or threatened.

               (ii) There have been no Prohibited Transactions (as defined in ERISA Section 406 and Section 4975 of the Code) with respect to any such Employee Benefit Plan. No Fiduciary (as defined in ERISA Section 3(21)) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither the Company, the Subsidiaries nor their directors and officers (and employees with responsibility for employee benefits matters) has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

               (iii) None of the Company and its Subsidiaries has incurred, and none of their directors and officers (and employees with responsibility for employee benefits matters) has any reason to expect that any of the Company and its Subsidiaries will incur; any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iv) None of the Company, its Subsidiaries, and the other members of the Controlled Group of Corporations that includes the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multi-employer Plan or has any Liability (including withdrawal Liability) under any Multi-employer Plan.

               (v) None of the Company and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents, other than as listed in Schedule 4.15 and which is in compliance with Code Section 4980B.

            4.16 Taxes. (a) Except as set forth in Schedule 4.16, each of the Company and its Subsidiaries has duly filed, or caused to be filed, or will file or cause to be filed, on a timely basis all Tax Returns required to be filed on or before the Closing Date by or on behalf of the Company or its Subsidiaries. All such Tax Returns are true, correct and complete in all material respects. None of the Company or any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. No power of attorney with respect to Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company or any Subsidiary. No claim has ever been made by any authority in a jurisdiction in which the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company and its Subsidiaries have timely paid, or will timely pay on or prior to the Closing Date, all Taxes shown on returns to be due by or with respect to the income, assets or operations of the Company and its Subsidiaries for all periods through the Closing Date or has made adequate provision for such Taxes by a tax accrual or tax reserve (determined in accordance with GAAP) on the Closing Balance Sheet. All Taxes owed by the Company or any of the Subsidiaries (whether or not shown on any Tax Return), including any deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority, have been paid.

            (b) There are no liens for Taxes upon the assets of the Company or of any of its Subsidiaries except liens for current Taxes not yet due and payable or liens imposed for a nonpayment of Taxes which are currently being contested in good faith by the Company or a Subsidiary as set forth on Schedule
4.16 and for which adequate reserves have been maintained on the Balance Sheet in accordance with generally accepted accounting principles.

            (c) There are no liens for Taxes upon the Assets of the Company or of any of its Subsidiaries except liens for current Taxes not yet due and payable or liens imposed for a nonpayment of Taxes which are currently being contested in good faith by the Company or a Subsidiary as set forth on Schedule
4.16 and for which adequate reserves have been maintained on the Closing Balance Sheet in accordance with GAAP.

            (d) Schedule 4.16 sets forth (i) each taxable year or other taxable period of the Company and its Subsidiaries for which an audit or other examination of Taxes of the Company or any of its Subsidiaries by the appropriate tax authorities of any nation, state or locality is currently in progress together with the names of the respective tax authorities conducting (or scheduled to conduct) such audit or examination and a description of the subject matter of such audits or examinations, (ii) the most recent taxable year or other taxable period for which an audit or other examination relating to federal income taxes of the Company and its Subsidiaries has been finally completed and the disposition of such audits or examinations, (iii) the taxable years or other taxable periods of the Company and its Subsidiaries which will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause any such statute of limitations for applicable Taxes to be extended, (iv) the amount of any proposed adjustments (and the principal reason therefor) relating to any Tax Returns for Tax liability of the Company or its Subsidiaries which have been proposed or assessed by any taxing authority and (v) a list of all written or unwritten notices received by the Company or its Subsidiaries, or any affiliate of the foregoing, from any taxing authority relating to any issue which could affect the Tax liability of the Company or its Subsidiaries, which issue has not been finally determined and which, if determined adversely to the Company or its Subsidiaries, could result in a Tax liability. No issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period.

            (e) Neither the Company nor any of its Subsidiaries has been included in any "consolidated", "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a federal consolidated income Tax Return with respect to which the Company is the common parent).

            (f) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and all such Taxes have been timely paid over to the proper authorities to the extent due and payable.

            (g) There are no Tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, the Subsidiaries, or any predecessor or affiliate thereof and any other party under which the Purchaser, the Company or any of its Subsidiaries could be liable for any Taxes or other claims of any party after the Closing Date.

            (h) The Company is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code. Neither the Company nor any Subsidiary has made any payment the deduction for which could be denied, in part or in whole, pursuant to Section 162(m) of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the Treasury Regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement.

            (i) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality. Neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Closing Date any material amount of taxable income attributable to income that accrued, but was not recognized, in a Pre-Closing Tax Period, as a result of an adjustment under
Section 481 of the Code, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local or foreign Tax law, or for any other reason.

            (j) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

            (k) Neither the Company nor any of its Subsidiaries has applied for and not yet received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries.

            (l) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation within the meaning of Section 341 of the Code.

            (m) The Company has delivered to the Purchaser  correct and complete copies of (i) all federal, state and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since the date of their incorporation, (ii) all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and (iii) any similar documents submitted by, received by or agreed to by or on behalf of the Company or any Subsidiary, for all taxable periods for which the statute of limitation has not yet expired.

            (n) Neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) within the two year period ending on the date of this Agreement or (ii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the purchase of Shares contemplated by this Agreement.

            (o) Schedule 4.16 sets forth each state, county, local, municipal or foreign jurisdiction in which the Company or any Subsidiary files, or is or has been required to file, a Tax Return relating to state and local income, franchise, license, excise, net worth, property or sales and use taxes or is or has been liable for any Taxes on a "nexus" basis at any time for a taxable period for which the relevant statutes of limitation have not expired.

            (p) The Company is not a United States real property holding company within the meaning of Section 897 of the Code.

            (q) None of the Stockholders is a "foreign person" within the meaning of Section 1445 of the Code.

            (r) The Company has authorized access to the Purchaser copies of the work papers of the outside auditors of the Company and the Subsidiaries with respect to the components of the accrual for deferred Taxes reflected on the Balance Sheet under the captions "Deferred income taxes" and "Deferred income taxes current portion."

            (s) Neither the Company nor any of the Subsidiaries has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any comparable provision of any state, local or foreign tax law.

            (t) Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a penalty for a substantial understatement of federal income Tax, within the meaning of Section 6662 of the Code.

            4.17 Environmental Laws and Regulations. (a) Except in accordance with applicable Environmental Laws and so as not to give rise to an Environmental Claim (x) Hazardous Materials have not been generated, used, treated or stored on, transported to or from, or Released on, at or from, any past or present facilities, properties or operations of the Company or its Subsidiaries or of any of their respective predecessors or Affiliates and (y) Hazardous Materials have not been disposed of on any past or present facilities, properties or operations of the Company or its Subsidiaries or of any of their respective predecessors or Affiliates;

               (i) to the Company's Knowledge, the Company and its Subsidiaries and all of their facilities, properties and operations are in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws; and

               (ii) to the Company's Knowledge, there are no pending or threatened Environmental Claims against the Company or any Subsidiaries or any past or present facilities, properties or operations of the Company or its Subsidiaries or of any of their respective predecessors or Affiliates.

            4.18 Labor Matters. (a) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them.

            (b) (i) The Company and each of its  Subsidiaries  is in  compliance with all federal, state and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, wages and hours, immigration, the payment of social security and similar taxes, occupational safety and health and plant closing, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its Subsidiaries; (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance which might have an adverse effect upon the Company or any of its Subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries.

            4.19 Insurance. The Company has delivered to the Purchaser a true and complete copy of, and Schedule 4.19 sets forth the following information with respect to, each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past four years:

               (i) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

               (ii) the policy number and the period of coverage.

            Except as set forth in Schedule 4.19, with respect to each current insurance policy: (A) the policy is in full force and effect; (B) the policy will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Except as provided in Schedule 4.19, the Company and the Subsidiaries have been covered during the past four-year period by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. Schedule 4.19 describes any self-insurance arrangements affecting the Company or any Subsidiary.

            4.20 No Undisclosed Liabilities. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any claims, liabilities or indebtedness, contingent or otherwise, except as set forth or reflected on the Balance Sheet attached hereto as Exhibit 4.20 or referred to in the footnotes thereto, other than liabilities incurred subsequent to the date of the Balance Sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or arising out of any action, suit or legal, administrative or arbitration proceeding or investigation before or by any Governmental Body). Neither the Company nor any Subsidiary is in default in respect of the terms and conditions of any indebtedness or obligation.

            4.21 Affiliated Transactions. Except for salaries paid or expense advances made to officers in the ordinary course of business and reflected on the Balance Sheet or set forth on Schedule 4.21, neither the Company nor any of the Subsidiaries has (i) any outstanding loan which has not been repaid to, (ii) sold, purchased, transferred or leased any properties or assets to or from, or
(iii) entered into or continued any agreement, arrangement or understanding (written or otherwise) with, any of its officers, directors, stockholders or any "affiliate" or "associate"( as such terms are defined in the Exchange Act) of any such Persons (other than the Company or the Subsidiaries).

            4.22 Interests in Clients, Suppliers. Except as provided in Schedule
4.22 hereto, neither the Company nor any officer or director of the Company or any of the Company's Subsidiaries possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any entity that is a client, vendor, supplier, customer, lessor, lessee or competitor or potential competitor of the Company or any of its Subsidiaries. Ownership of securities of a company whose securities are registered under the Exchange Act of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 4.22.

            4.23 Brokers. The Stockholders have not employed, and are not subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions. The Stockholders are solely responsible for any payment, fee or commission that may be due to Stockholders' advisors, if any, in connection with the transactions contemplated hereby.

            4.24 Year 2000 Compliance. The Company has reviewed its products, business and operations that could be adversely affected by the risk that computer applications used by the Company and the Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Company believes its internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, the Company is currently surveying those vendors, suppliers and other third parties (collectively, the "Outside Parties") with which the Company and the Subsidiaries do business and whose failure to adequately address the Year 2000 Problem could reasonably be expected to adversely affect the business and operations of the Company and the Subsidiaries. Based upon the aforementioned internal review and surveys of the Outside Parties as of the date of this Agreement, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a Material Adverse Effect.

            4.25 Loans; Investments. With respect to each item set forth below, to the Knowledge of the Company, except as otherwise disclosed in Schedule 4.25, each Loan reflected as an asset on the Audited Balance Sheet dated as of December 31, 1998 is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth in Schedule 4.25, all such Loans are, and at the Closing will be, free and clear of any Encumbrances.

            (a) All guarantees of indebtedness owed to the Company or any Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which the Company or any Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, in accordance with then-customary practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. The Company or any Subsidiary have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such agreement or arrangement or would require the Company or any Subsidiary to recognize any gain or loss with respect to such arrangement.

            (c) The Loan Documents for each Loan have been duly executed and recorded, or are in the process of being recorded, and are in due and proper form, and the information contained therein was true, accurate and complete in all material respects at the time such Loan documents were executed. The Company has at all times maintained the Loan Documents in all material respects in accordance with Investor Requirements, Servicing Requirements and otherwise in accordance with all legal and regulatory requirements and contractual obligations.

            (d) All outstanding Loans sold by Company or the Subsidiaries complied in all material respects with Investor Requirements on the date of sale.

            (e) The Company and any of the Subsidiaries have at all times been and are in compliance in all material respects with the Servicing Requirements relating to the Serviced Loans and Loans previously serviced by any of them.

            (f) Neither the Company nor any Subsidiary has any advances outstanding with respect to any Loan, except for advances made under the Servicing Requirements.

            (g) Neither the Company nor any Subsidiary is in default with respect to any of its obligations under any Loan.

            (h) Neither the Company nor any Subsidiary is in violation in any material respect of any applicable federal, state, or local law, statute, ordinance, rule, regulation, order or guideline pertaining to the Loans, its origination or production practices, or otherwise relating to its purchase or sale of Loans or its lending business, including but not limited to, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination or governing consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth in Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, and state consumer credit codes and laws.

            (i) All Loans securitized in a pool sponsored by the Company or its Affiliates, at the time of inclusion in the pool, and at the time of any pool certification or any recertification, met all applicable guidelines for such pool. All pools relating to Loans that require certification have been initially certified, finally certified and/or recertified in accordance with applicable guidelines. The principal balance outstanding and owing on the Serviced Loans in each pool equals or exceeds the amount owing to the corresponding security holder of such pool.

            (j) The Company is a Fannie Mae and Freddie Mac approved seller/servicer in good standing. The Company has not received notice from any governmental, quasi-governmental or private agency of pending or threatened actions or investigations which would question the status of the Company as an approved lender, seller/servicer or issuer of securities. No event has occurred which, with the passage of time or the giving of notice, or both, would result in the loss by the Company of its qualification as an approved lender, seller/servicer or issuer or of the Company as a contractor or as a person otherwise permitted to transact business with any governmental, quasi-governmental or private agency.

            (k) The terms of each Loan have not been impaired, waived, altered or modified in any material respect from the date of its origination except by a written instrument, which written instrument has been recorded if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved in writing by: (i) the relevant Investor, to the extent required by the relevant Investor Requirements; and (ii) the title insurer, to the extent required by the relevant policies, and its terms are reflected in the Loan Documents. Except as authorized by the applicable Investor, where the Investor's authorization is required, neither the Company nor any Subsidiary has: (i) subordinated the lien of any Mortgage Loan to any other mortgage or lien or given any other mortgage or lien equal priority with the lien of a mortgage loan; or (ii) executed any instrument of release, cancellation or satisfaction with, in whole or in part, respect to any Mortgage Loan.

            (l) As of the date hereof, neither the Company nor any Subsidiary is subject to any repurchase obligation under any Loan.

            (m) All escrows required to be maintained by the Company pursuant to the terms of the Mortgage Loans have been maintained by the Company or any Subsidiary and, all prior servicers, in all material respects in accordance with all applicable legal rules and Investor Requirements and in accordance with the mortgage servicing agreements and the Loan Documents related thereto. The Company nor Subsidiaries have credited to the account of mortgagors all interest required to be paid on any escrow account. All escrow, custodial, and suspense accounts related to the owned Mortgage Loans held by the Company are held in the Company's or Subsidiary's name or in the Investor's name. With respect to escrow deposits and payments which are required to be collected, all such payments are in the possession of, or under the control of, the Company or Subsidiary or an authorized subservicer, and there exist no material deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments have been capitalized under any mortgage or the related mortgage note.

            (n) Neither the Company nor any Subsidiary has received written notice of a servicing default of the Company or any Subsidiary for any Loan, and each Loan serviced by the Company or any Subsidiary has been properly serviced and accounted for in all material respects in accordance with the applicable Servicing Requirements. To the extent that any applicable legal requirement in any jurisdiction or any Investor Requirement requires the payment of interest on escrow accounts with respect to any particular Loan and the Company or any Subsidiary services such Loans, all such interest has been properly paid or arrangements for such payment has been made. All amounts payable in respect of a Loan, or the property covered by a mortgage which the Company or any Subsidiary is responsible for paying, directly or on behalf of a mortgagor, have, in all material respects, been paid prior to becoming delinquent. All pools for which the Company or any Subsidiary is responsible are in compliance in all material respects with all applicable Investor Requirements, procedures, rules, regulations and guidelines.

            (o) Schedule 4.25 contains a description of each Loan serviced by the Company or owned by the Company which, as of the date hereof, has a balance over $1 million and a prepayment penalty less than 5% of the principal amount.

            (p) No facts currently exist with respect to existing securitizations heretofore undertaken by the Company that would be reasonably likely to materially and adversely affect the ability of the Company or any Subsidiary to continue to do securitizations in the future in accordance with existing practices.

            (q) Neither the Company nor any Subsidiary has any Portfolio Loan. All Loans held by the Company or any Subsidiary are Loans Held for Sale.

            4.26 Allowance for Possible Loan Losses. The allowance for possible loan losses shown on the Audited Balance Sheet as of December 31, 1998 was adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon GAAP applicable to the Company and any Subsidiary.

            4.27 Accuracy of Representations. No representation or warranty made by the Company or the Principal Stockholders in this Agreement or any document or statement delivered, or to be delivered, by or on behalf of the Company or the Principal Stockholders pursuant hereto contains or, as of the Closing Date, will contain any untrue statement of a material fact or omits or, as of the Closing Date, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            4.28 Disclosure. No statement of fact made by the Company or the Principal Stockholders in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact peculiar to the Company, any Subsidiary or the Principal Stockholders which has not been disclosed to the Purchaser.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND SUB

            Each of the Purchaser and Sub hereby represents and warrants to the Company and the Stockholders as follows:

            5.1 Organization of Purchaser and Sub. Each of the Purchaser and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and use its properties and assets.

            5.2 Authorization. Each of the Purchaser and Sub has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser and Sub and, assuming the due execution and delivery of this Agreement by the Company and the Stockholders, is a legal, valid and binding obligation of each of the Purchaser and Sub , enforceable against the Purchaser and Sub in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Purchaser and Sub, (b) a breach of, or a default under, or a right to accelerate with respect to, any term or provision of any contract, commitment or other obligation to which the Purchaser or Sub is a party or is subject, or (c) a violation by the Purchaser or Sub of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

            5.4 Validity of Issuance of Common Stock. The shares of Common Stock to be delivered to the Stockholders as provided herein are or will be validly issued and outstanding, fully paid and non-assessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, draft-along rights or other similar rights.

            5.5 SEC Filings; Financial Statements. (a) The Purchaser has filed all forms, reports and documents required to be filed with the SEC since October 1, 1999, and has made available to the Company and the Stockholders, in the form filed with the SEC, together with any amendments thereto, all of its reports filed with the SEC (collectively, the "SEC Reports"). The SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The financial statements, including all related notes and schedules, contained in the SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of the Purchaser as at the respective dates thereof and the results of operations and cash flows of the Purchaser for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

            5.6 Consents and Approvals. No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by the Purchaser or Sub on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification would not have a Material Adverse Effect.

            5.7  Litigation.   There  is  no  material  action,   order,   writ,
injunction, judgment or decree outstanding, or suit, litigation, proceeding, labor dispute (other than routine uncontested claims for benefits under any benefit plans for any officers, employees or agents of the Purchaser or Sub), arbitration, investigation or reported claim, pending or, to the Knowledge of the Purchaser and Sub, threatened, before any court, governmental entity or arbitrator which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or would, if successful, have a Material Adverse Effect.

            5.8 Acquisition for Investment. The Purchaser is acquiring the Stock to be purchased by it pursuant to this Agreement solely for its own account and not with a view to any distribution or other disposition of such shares or any part thereof, or interest therein, except in accordance with the Securities Act.

            5.9 Brokers. Neither the Purchaser nor Sub has employed, or is subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions.

                                   ARTICLE VI

                   ACTIONS BY THE PURCHASER, THE STOCKHOLDERS
                      AND THE COMPANY PRIOR TO THE CLOSING

            6.1 Conduct of Business. From the date hereof through the Closing Date, the Company covenants and agrees that it shall, and the Principal Stockholders covenant and agree that they shall cause the Company to, conduct its business only in the ordinary course and in a manner consistent with the current practice of the Company and the Subsidiaries.

            6.2 Certain Restrictions on the Company. Except for the transactions with the Purchaser, from the date hereof through the Closing Date, the Principal Stockholders shall cause the Company not to, and the Company shall not, and shall cause each Subsidiary not to, without the prior written approval of the
Purchaser:

            (a) except in the ordinary course of business, sell, assign or transfer any asset of the Company or any Subsidiary, which has a fair market value in excess of $10,000 or which, when aggregated with all other sales pursuant to this Section 6.2 causes the aggregate value of such sales to exceed $10,000;

            (b) mortgage, pledge or otherwise encumber any material assets of the Company or any Subsidiary except in the ordinary course of business;

            (c) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person or make any loans or advances to any Person except in the ordinary course of business;

            (d)  issue  or  commit  to  issue  any  shares  of  capital   stock,
obligations or other securities of the Company or any Subsidiaries or any securities convertible into or exchangeable for such capital stock, obligations or other securities or any warrants, options or rights to subscribe for or purchase any capital stock or obligations or any other securities of the Company or any Subsidiaries or any securities convertible into or exchangeable for such capital stock, obligations or other securities;

            (e) terminate, cancel or amend any insurance coverage maintained by the Company or any of its Subsidiaries with respect to any assets of the Company or any Subsidiary which is not replaced by a substantially comparable amount of insurance coverage;

            (f)  amend  or  authorize  any   amendment  to  its   Organizational
Documents;

            (g) declare, set aside or pay any dividends or distributions or make any other payments (whether in cash, stock or property) in respect of any capital stock of the Company or any Subsidiary, or redeem, directly or indirectly, purchase or otherwise acquire any of the capital stock of the Company or any Subsidiary or effect a split or combination with respect to any shares of such capital stock;

            (h) pay (other than in the ordinary course of business, consistent with past practice) or increase any bonuses, salaries, or other compensation of any director, officer or employee or enter into any employment, severance or similar agreement with any director, officer or employee;

            (i) adopt or increase any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan (including, without limitation, any Benefit Plan) for or with any of their employees;

            (j) enter into, modify, amend, cancel or terminate any material Contract, other than in the ordinary course of business consistent with past practice;

            (k) cancel or waive any claim or right, which individually or, in the aggregate, is material;

            (l) make any capital expenditure in excess of $50,000 individually or $100,000 in the aggregate;

            (m) repay any indebtedness of the Company or its Subsidiaries, other than in the ordinary course of business, or make any voluntary prepayment or redemption in respect of any indebtedness of the Company or its Subsidiaries;

            (n) delay or defer any expenses (including capital expenditures, liabilities or obligations of any kind whatsoever), or accelerate any income, revenue, payment or similar item, other than in the ordinary course of business;

            (o) terminate any Benefit Plan that is intended to be qualified under Section 401(a) of the Code or any related trust intended to be exempt under Section 501(a) of the Code;

            (p) do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

            (q) make or change any Tax election, enter into any agreement for the allocation or sharing of any Taxes, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, take any action or omit to take any action, if any such action or omission would have the effect of increasing the Tax liability with respect to the business for any Post-Closing Tax Period;

            (r) made any payment or entered into any contract which would require it to make a payment (i) that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code, or (ii) the deduction for which would be denied, in part or in whole, pursuant to Section 162(m) of the Code; or

            (s) commit to do any of the foregoing.

            6.3 Access to Information. (a) From the date hereof through the Closing Date, the Stockholders, the Company and the Subsidiaries and each of their officers, employees, auditors and agents shall furnish to the Representatives of the Purchaser such financial and operating data and other information regarding the Company and the Subsidiaries, as the Purchaser may from time to time reasonably request; provided, however, that such review shall not affect the representations and warranties made by the Principal Stockholders and the Company in this Agreement or the remedies of the Purchaser for breaches of the Company's or the Principal Stockholders' representations and warranties.

            (b) Until the Closing Date, each party shall promptly inform the other in writing of any material variance or breach discovered by such party in the representations and warranties or covenants of such party pursuant to this Agreement; provided that failure by any party hereunder to give such notice shall not affect the obligations of the other party or the rights and remedies of the party failing to give notice, unless the other party is materially prejudiced by such failure.

            (c) From time to time prior to the Closing Date and upon becoming aware of any such matter, condition or occurrence, each party shall promptly inform the other in writing of any matter, condition or occurrence which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in a Schedule being delivered concurrently with the execution of this Agreement. No such disclosure by either party shall be deemed to modify or supplement the Schedules or cure any breach of any representation or warranty made in this Agreement by such party.

            6.4 Regulatory and Other Authorizations. (a) From the date hereof through the Closing, each of the Principal Stockholders, the Company and the Purchaser will use its best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and foreign regulatory bodies and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Neither the Company, the Principal Stockholders nor the Purchaser will take any action that will have the effect of delaying, impairing or impeding the receipt of any required approval.

            (b) If in order to properly prepare documents required to be filed with governmental authorities (including any filings which may be required under the HSR Act) or its financial statements, it is necessary that either the Company, the Principal Stockholders or the Purchaser be furnished with additional information relating to the Company or the Subsidiaries, and such information is in the possession of the other party, such party agrees to use its best efforts to furnish such information in a timely manner to such other party.

            6.5 Insurance. Through the Closing Date, the Principal Stockholders shall cause the Company to, and the Company and the Subsidiaries shall, maintain insurance policies providing insurance coverage for the Company and its Subsidiaries of the kinds, in the amounts and against the risks substantially as are presently provided pursuant to the policies set forth on Schedule 4.19.

            6.6 Further Action. Each of the Company, the Stockholders and the Purchaser shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

            6.7 Exclusivity. Between the date hereof and the Closing, the Stockholders, the Company, the Subsidiaries and their respective directors, officers, employees and agents shall deal exclusively with the Purchaser with respect to the sale of Stock; will not directly or indirectly solicit, initiate, encourage, continue or respond to any inquiries, proposals, discussions or negotiations for an investment in the Company or any business combination involving the Company or its assets with any person, firm or corporation or other entity or group other than the Purchaser or provide any information to or otherwise cooperate in any way with any other person, firm or corporation or other entity or group for any purpose inconsistent with the intent of this Agreement. Any such inquiries, proposals, discussions or negotiations heretofore being conducted shall immediately be terminated. The Stockholders, the Company and the Subsidiaries shall promptly inform the Purchaser in writing as to the nature of and parties to any such inquiries, proposals, discussions or negotiations and any further inquiries and proposals. Each of the Stockholders and the Company hereby represents that neither he, it nor any of the Subsidiaries or Affiliates is a party to or bound by any agreement with respect to a possible merger, combination, sale or other disposition of the Company or any of its Subsidiaries, or any interest therein other than this Agreement.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

            7.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties; Covenants. The representations and warranties of the Stockholders and the Company contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made on and as of the Closing Date (excluding any qualifications thereto that relate solely to the representations and warranties made as of the date of this Agreement), and all the covenants contained in this Agreement to be complied with by the Stockholders and the Company on or before the Closing Date shall have been complied with in all material respects, and the Purchaser shall have received a certificate of each of the Stockholders and the Company to such effect signed by each Stockholder or a duly authorized officer of the Company, as the case may be;

            (b) HSR Act. Any waiting period (and any extension thereof), if any, under the HSR Act which may be applicable to the transactions contemplated hereby shall have expired or been terminated;

            (c) No Prohibition. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby;

            (d) Legal Opinion. The Purchaser shall have received from King, Purtich, Holmes, Paterno & Berliner, LLP, counsel to the Company and the Stockholders, a legal opinion addressed to the Purchaser and dated the Closing Date, in substantially the form attached as Exhibit 7.1(d);

            (e) Employment Agreements. The Principal Stockholders shall have entered into employment agreements with the Company, in substantially the form attached hereto as Exhibit 7.1(e);

            (f) Non-Competition Agreements. The Principal Stockholders shall have entered into non-competition agreements with the Company, in substantially the form attached as Exhibit 7.1(f);

            (g) Due Diligence. The Purchaser shall have completed the due diligence investigation of the Company, the results of which shall be reasonably satisfactory to the Purchaser;

            (h) Financial Conditions of the Company. The financial conditions of the Company at the Closing Date shall not be materially adverse changed from the financial conditions as set forth on the Balance Sheet;

            (i) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Body necessary to permit (i) the parties hereto to perform their obligations under this Agreement,
(ii) consummate the transactions contemplated hereby or (iii) permit the Purchaser to operate the business and operations of the Company after the Closing, shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Body necessary for the consummation of the transactions contemplated by this Agreement or to permit the Purchaser to operate the business and operations of the Company after the Closing, shall have occurred, except where failure to obtain such consents, approvals and actions could not be reasonably expected to have a Material Adverse Effect on the Company and the Purchaser;

            (j) Approval. This Agreement, the Merger and the transactions contemplated hereby shall have been approved by all of the stockholders of the Company, including the Principal Stockholders;

            (k) Subsidiaries. The Purchaser shall have entered into agreements with the Stockholders, officers, directors or Affiliates of the Company with respect to the acquisition of the Subsidiaries in form and substance reasonably satisfactory to the Purchaser;

            (l) Resignations. The Purchaser shall have received the resignations of the officers and directors of the Company and the Subsidiaries;

            (m) Cash and Cash Equivalent. If the Closing Date shall occur on or prior to December 31, 1999, the cash and cash equivalents of the Company on the Closing Date shall be not less than $500,000, and if the Closing Date shall occur after December 31, 1999 and prior to January 31, 2000, the cash and cash equivalents of the Company on the Closing Date shall be not less than $200,000, and the Purchaser shall have received a certificate from the Chief Financial officer of the Company to that effect;

            (n) Acquisition of Stock. The Purchaser shall have acquired the shares of common stock of the Company from each of Patrick John Huber, Emilio Nunez, Robert Charles Boehnlein, Allen Charles Scarpetti and Charles Marco DeMarti prior to the date hereof;

            (o) No Dissenting Stockholders. There shall be no dissenting stockholders of the Company;

            (p) Agreement with Stockholders. All Stockholders shall have entered into this Agreement; and

            (q) Additional Documents. The Purchaser shall have received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

            7.2 Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties; Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made on and as of the Closing Date (excluding any qualifications thereto that relate solely to the representations and warranties made as of the date of this Agreement), and all the covenants and other obligations contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects, and the Company shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

            (b) HSR Act. Any waiting period (and any extension thereof), if any, under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated;

            (c) No Prohibition. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby;

            (d) Employment Agreements. The Principal Stockholders shall have entered into employment agreements with the Company, in substantially the form attached hereto as Exhibit 7.1(e);

            (e) Non-Competition Agreements. The Principal Stockholders shall have entered into non-competition agreements with the Company, in substantially the form attached hereto as Exhibit 7.1(f);

            (f) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Body necessary to permit the parties hereto to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Body necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred; and

            (g) Acquisition of Stock. The Purchaser shall have acquired the shares of common stock of the Company from each of Patrick John Huber, Emilio Nunez, Robert Charles Boehnlein, Allen Charles Scarpetti and Charles Marco DeMarti prior to the date hereof;

                                  ARTICLE VIII

                CERTAIN ADDITIONAL COVENANTS AND ACKNOWLEDGEMENTS

            8.1 Restrictive Legend. Each Stockholder acknowledges and agrees that, upon issuance pursuant to this Agreement, the shares of Common Stock shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the shares of Common Stock until such legend has been removed):

            "THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED EARLIER THAN DECEMBER 29, 2001, AS PROVIDED IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 29, 1999 (THE "AGREEMENT") BY AND AMONG THE COMPANY AND CERTAIN OTHER PERSONS; PROVIDED, HOWEVER, THAT IN ANY EVENT NOT MORE THAN 50% OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR PLEDGED DURING ANY YEAR SINCE DECEMBER 29, 2001. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY."

            8.2 No Transfer. Each of the Stockholders agrees that it will not resell, pledge, assign, transfer or otherwise dispose of the shares of Common Stock until the expiration of the two-year period after the Closing Date whether or not such shares are registered under the Securities Act and under the securities act of any State; provided, however, that in any event not more than 50% of such shares may be sold, pledged, assigned, transferred or otherwise disposed during any year after the expiration of the aforementioned two-year period after the Closing Date.

            8.3 Board of Directors. Promptly after the Closing, the Purchaser shall cause its Board of Directors to be expanded by one additional member and shall cause to elect to the Board of Directors one person designated by the Stockholders and reasonably satisfactory to the Purchaser.

            8.4 Tax Return Filings. (a) The Purchaser shall, or shall cause the Company and the Subsidiaries to, timely prepare and file with the relevant Taxing Authorities all Tax Returns of the Company and the Subsidiaries the due date for filing of which, determined taking into account extensions, is after the Closing Date. The Stockholders shall, or shall cause the Company and the Subsidiaries to, timely prepare and file with the relevant Taxing Authorities all Tax Returns for any taxable periods of the Company or any of the Subsidiaries the due date for filing of which, determined taking into account extensions, is on or before the Closing Date; provided, however, that the Company shall furnish the Purchaser with a copy of such Tax Returns at least 60 days before such returns are due, and no such Tax Returns shall be filed with any Taxing Authority without the Purchaser's written consent. Any Tax Returns described in the preceding sentence shall be prepared on a basis consistent with the past practices of the Company and the Subsidiaries and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions). The Stockholders shall reimburse the Purchaser (in accordance with
Section 9.4) for any amount owed by the Stockholders pursuant to Section 9.4 with respect to the taxable periods covered by such Tax Returns. All Tax Returns for a taxable period including the Closing Date shall be filed on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Taxing Authority will not accept such a Tax Return.

            (b) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"): (i) real, personal and intangible property Taxes ("Property Taxes") of the Company and its Subsidiaries for the Pre-Closing Tax Period shall equal the Property Taxes for such Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (ii) the Taxes of the Company (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if the entire Straddle Period ended as of the close of business on the Closing Date.

            (c) The Stockholders, the Company and the Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including all Tax Claims (as defined below).

            (d) (i) If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to any Purchaser Tax Indemnitee (as defined below) pursuant to Section 9.4, the Purchaser shall promptly notify Stockholders in writing of such claim (a "Tax Claim"). Failure to give notice of a Tax Claim to the Stockholders within a sufficient period of time and in reasonably sufficient detail to allow Stockholders to effectively contest such Tax Claim shall affect the liability of the Stockholders to any Purchaser Tax Indemnitee only to the extent that the Stockholders' position is actually and materially prejudiced as a result thereof.

               (ii) The Stockholders shall control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Company and any Subsidiary for a Pre-Closing Tax Period, and may make all decisions in connection with such Tax Claim. The Stockholders and the Purchaser shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Company and any Subsidiary for a Straddle Period, and neither party shall settle any such Tax Claim without the written consent of the other party. The Purchaser shall control all proceedings with respect to all other Tax Claims.

            8.5   Piggyback Registration.

            (a) If the Purchaser proposes to register any of its Common Stock, either for its own account or for the account of any Person, but not including a registration relating to (i) employee stock option or purchase plans, (ii) a transaction pursuant to Rule 145 under the Securities Act, or (iii) securities of any investor in the Purchaser (a "Piggyback Registration"), the Purchaser will:

            (X) promptly give written notice thereof to the Stockholders; and

            (Y) use its best efforts to include in such Piggyback Registration and in any underwriting involved therein up to all of the shares of Common Stock of the Stockholders (the "Registrable Securities") which the Stockholders request in writing to be so included within 15 days after receipt of such written notice from the Purchaser.

            (b) The Stockholders shall pay, and shall reimburse each Holder for paying, any expenses incurred in connection with a Piggyback Registration requested pursuant to this Section, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for the Purchaser.

            (c) If the registration of which the Purchaser gives notice is for a registered public offering involving an underwriting, the Purchaser shall so advise the Stockholders as a part of the written notice given pursuant to this Section, and the right of the Stockholders to include Registrable Securities in such registration shall be conditioned upon the Stockholders' participation in such underwriting and the entry of the participating Stockholders (together with the Purchaser and other holders distributing their securities through such underwriting) into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Purchaser.

            (d) (i) If the underwriter of the registered public offering referred to in this Section shall advise the Purchaser in writing that marketing factors require a limitation of the amount of securities to be underwritten, securities shall be included in such offering in the following priority: first, the Common Stock proposed to be registered by the Purchaser; second, the Registrable Securities requested to be included in such registration by requesting Stockholders pursuant to this Section, pro rata on the basis of the number of such securities requested to be included by such Stockholders; and third, other securities for the account of Persons other than Stockholders, allocated among such Persons in accordance with the priorities then existing among the Purchaser and such Persons. Any securities excluded pursuant to the provisions of this Section shall be withdrawn from and shall not be included in such Piggyback Registration.

            (e) The Purchaser, in its sole and absolute discretion, may enter into agreements granting Persons other than the Stockholders the right to include any securities issued or issuable to such Persons in a Piggyback Registration prior to the inclusion of the Registrable Securities of the Stockholders.

            (f) Nothing contained herein shall prohibit the Purchaser from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the registration related thereto.

                                   ARTICLE IX

                                 INDEMNIFICATION

            9.1 Survival of Representations and Warranties. The representations and warranties set forth in Articles IV and V shall survive for a period of 18 months after the Closing, except that those representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2 and 5.4 shall survive indefinitely, the representations and warranties contained in Section 4.16 shall survive for the statute of limitations plus any extension thereof with respect to the applicable tax return, and the representations and warranties contained in Section 4.17 shall survive for a period of three years after the Closing.

            9.2  Indemnification  by the  Purchaser.  (a) The Purchaser  agrees, subject to the other terms and conditions of this Agreement, to indemnify the Stockholders against, and hold them harmless from, all losses, claims, fines, penalties, amounts paid in settlement, liabilities, costs and expenses (including, without limitation, reasonable attorney and expert fees) of and damages to the Stockholders related to or arising out of the breach of (i) any representation or warranty of the Purchaser contained herein (without regard to any "materiality", "Material Adverse Effect", "substantial compliance" or similar exception or qualifier), or (ii) any breach of any covenant or agreement of the Purchaser herein.

            (b) No claim may be made against the Purchaser for indemnification pursuant to Section 9.2(a)(i) unless the aggregate of all liabilities and damages of the Stockholders (exclusive of legal fees incurred in connection with pursuing such claim) with respect to Section 9.2(a)(i) along with all liability of the Purchaser to the Stockholders shall in the aggregate exceed $100,000; provided, however, that under no circumstances shall the Purchaser liability under Section 9.2(a)(i) exceed (i) the amount equal to 100% of the Purchase Price with respect to the breach of all representations and warranties set forth in Sections 5.1, 5.2 and 5.4 and (ii) $500,000 with respect to the breach of all other representations and warranties set forth in Article V.

            (c) The Stockholders agree to give the Purchaser prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have Knowledge concerning any liability or damage as to which it may request indemnification hereunder; provided, however, that no delay on the part of any Stockholders in notifying the Purchaser shall relieve the Purchaser from any liability or obligation hereunder unless (and then solely to the extent that) the Purchaser can demonstrate that it was damaged by such delay. The Purchaser will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Stockholders from all liability with respect thereto, without the written consent of the Stockholders. The Purchaser shall have the right to direct, at its own expense and through counsel of its own choosing, the defense or settlement of any such claim or proceeding; the Stockholders may participate in such defense, but in such case the expenses of the Stockholders shall be paid by the Stockholders; provided, however, that if the Stockholders deliver to the Purchaser an opinion of counsel to the effect that there exists an actual conflict of interest between the Purchaser and the Stockholders with respect to such claim, or such claim or liability involves the possibility of criminal sanctions or criminal liability to the Stockholders, the Stockholders shall be entitled to participate in the defense of such claim or liability at the expense of the Purchaser. The Stockholders shall provide the Purchaser with access to their records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and aid at the Purchaser's request the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Stockholders for all reasonable out-of-pocket expenses in connection therewith. If the Purchaser elects to direct the defense of any such claim or proceeding, the Stockholders shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Purchaser consents in writing to such payment (such consent not to be unreasonably withheld or delayed) or unless the Purchaser, subject to the last sentence of this Section 9.2(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Stockholders for such liability. If the Purchaser shall fail to assume the defense of such claim in the manner provided above, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the Stockholders shall have the right to undertake the defense or settlement thereof, and the Stockholders may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate without prejudice to the Purchaser Indemnitee's right to indemnity from the Purchaser hereunder.

            9.3 Indemnification by the Principal  Stockholders.  (a) Each of the
Principal Stockholders, jointly and severally, agrees, subject to the other terms and conditions of this Agreement, to indemnify the Purchaser (and Purchaser's directors, officers, employees, controlling persons, Affiliates, successors and assigns (collectively, the "Purchaser Indemnitees")) against, and hold it harmless on an after-Tax basis from, all losses, claims, fines, penalties, amounts paid in settlement, liabilities, costs and expenses (including, without limitation, reasonable attorney and expert fees) of and damages to the Purchaser, but excluding any anticipated lost profits, related to or arising out of (i) the breach of any representation or warranty made by or on behalf of the Company and each of the Principal Stockholders in this Agreement (without regard to any "materiality", "Material Adverse Effect", "substantial compliance" or similar exception or qualifier), or (ii) the breach of any covenant, agreement or undertaking made by or on behalf of the Company and each of the Principal Stockholders in this Agreement.

            (b) No claim may be made against the Principal Stockholders for indemnification pursuant to Section 9.3(a)(i) unless the aggregate of all liabilities and damages (exclusive of legal fees incurred in connection with pursuing such claim) of the Purchaser with respect to Section 9.3(a)(i) and liability to the Purchaser pursuant to the other Contracts or guaranties shall exceed $100,000; provided, however, that under no circumstances shall the Principal Stockholders liability under 9.3(b)(i) exceed (i) the amount equal to 100% of the Purchase Price with respect to the breach of all representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6(a)(vii),
4.5(a)(xi),  4.6(a)(xii),   4.6(a)(xiii),  4.6(a)(xiv)  and  4.6(a)(xviii)  with
respect to any actions under the aforementioned 4.6(a)(vii), 4.6(a)(xi), 4.6(a)(xii), 4.6(a)(xiii) and 4.6(a)(xiv), 4.12, 4.16(a), 4.16(b), 4.20, 4.21,
4.22 and 4.23, in the aggregate, and (ii) $500,000 with respect to the breach of all other representations and warranties set forth in Article IV, in the aggregate; and provided, further, that the Principal Stockholders shall have the right to (i) use the consideration due to them under Sections 2.2(c), 2.2(d), 2.2(e) and 2.2(f) in order to offset their liabilities, if any, under this Section and (ii) satisfy their obligations under this Section by returning to the Purchaser the shares of Common Stock received by them as provided in Section
2.2 valued at the Fair Market Price of such shares of Common Stock for a thirty day period prior to their return to the Purchaser. In no event the aggregate indemnification under Section 9.3 and Section 9.4 shall exceed the amount of the Purchase Price.

            (c) The Purchaser agrees to give the Principal Stockholders prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has Knowledge concerning any liability or damage as to which it may request indemnification hereunder; provided, however, that no delay on the part of any Purchaser Indemnitee in notifying the Principal Stockholders shall relieve the Principal Stockholders from any liability or obligation hereunder unless (and then solely to the extent that) the Principal Stockholders can demonstrate that they were damaged by such delay. The Principal Stockholders will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Purchaser Indemnitee from all liability with respect thereto, without the written consent of the Purchaser Indemnitee. The Principal Stockholders shall have the right to direct, at their own expense and through counsel of its own choosing (reasonably satisfactory to the Purchaser Indemnitee), the defense or settlement of any such claim or proceeding; the Purchaser Indemnitee may participate in such defense, but in such case the expenses of the Purchaser Indemnitee shall be paid by the Purchaser Indemnitee; provided, however, that if the Purchaser Indemnitee delivers to the Principal Stockholders an opinion of counsel to the effect that there exists an actual conflict of interest among the Principal Stockholders and the Purchaser Indemnitee with respect to such claim, or such claim or liability involves the possibility of criminal sanctions or criminal liability to the Purchaser Indemnitee, the Purchaser Indemnitee shall be entitled to participate in the defense of such claim or liability at the expense of the Principal Stockholders. The Purchaser shall provide the Principal Stockholders with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and aid at the Principal Stockholders' request the Principal Stockholders in the defense or settlement thereof, and the Principal Stockholders shall reimburse the Purchaser for all its reasonable out-of-pocket expenses in connection therewith. If the Principal Stockholders elect to direct the defense of any such claim or proceeding, the Purchaser shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Principal Stockholders consent in writing to such payment (such consent not to be unreasonably withheld or delayed) or unless the Principal Stockholders, subject to the last sentence of this Section 9.3(c), withdraw from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Principal Stockholders is entered against the Purchaser for such liability. If the Principal Stockholders shall fail to assume the defense of such claim in the manner provided above, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the Purchaser shall have the right to undertake the defense or settlement thereof, and the Purchaser Indemnitee may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate without prejudice to the Purchaser Indemnitee's right to indemnity from the Principal Stockholders hereunder.

            9.4 Tax  Indemnification.  (a)  From  and  after  the  Closing,  the
Stockholders shall be liable for, and shall indemnify the Purchaser, its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Purchaser Tax Indemnities") against and hold them harmless on an after-Tax basis from (i) all liability for Taxes of the Stockholders, the Company and any Subsidiary with respect to any Pre-Closing Tax Periods paid by the Company or the Purchaser after the Closing Date and not accrued on the Closing Balance Sheet, (ii) all liability for Taxes of the Stockholders arising (directly or indirectly) as a result of the transactions contemplated hereby, paid by the Company or any Subsidiary or the Purchaser, (iii) any breach of any representation or warranty contained in
Section 4.16 resulting in any loss, claim, fine, penalty, amounts paid in settlement, liabilities, costs or expenses to the Company or any Subsidiary or the Purchaser, and (iv) all liability for reasonable legal fees and expenses of the Company or any Subsidiary or the Purchaser attributable to any item in the foregoing clauses.

            (b) The indemnity obligation under this Agreement in respect of Taxes for a Straddle Period shall initially be effected by payment to the Purchaser by the Stockholders of the excess of (i) such Taxes relating to the Pre-Closing Tax Period over (ii) the amount of such Taxes paid by the Company, the Subsidiaries and the Stockholders or any of their affiliates on or prior to the Closing Date plus the amount of any such Taxes which were accrued and reflected on the Closing Balance Sheet. Such excess initially shall be paid to the Purchaser no later than 10 days prior to the date on which the Tax Return with respect to the final liability for such Taxes is required to be filed. If the aggregate amount of such Taxes paid or accrued by the Company or the Subsidiaries prior to the Closing, and by the Stockholders or any of their affiliates at any time, is exceeded by the amount payable pursuant to the preceding sentence, the Stockholders shall pay to the Purchaser the amount of such excess within 10 days after the Tax Return with respect to the final liability for such Taxes is required to be filed. The payments to be made pursuant to this Section 9.4 with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870AD or successor form, or similar state or local Tax form) with respect to Straddle Period Taxes.

            (c) Any indemnity payment to be made under this Section 9.4, other than an indemnity payment described in the immediately preceding paragraph, shall be paid within 10 days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than ten business days prior to the date on which the relevant Taxes are required to be paid to the relevant Taxing Authority (including as estimated Tax payments).

            (d) Any refund or credit of Taxes of the Company or any Subsidiary for any taxable period ending on or before the Closing Date or any Straddle Period shall be for the account of the Company; provided, however, any such refund or credit will reduce any amount for which the Stockholders are liable pursuant to this Section, to the extend such Taxes were paid prior to the Closing Date or accrued on the Closing Balance Sheet, and are not related to the carryback by the Company of any net operating loss, capital loss or similar items incurred after the Closing Date. Any refund or credit of Taxes of the Company or any Subsidiary for any Post-Closing Tax Period shall be for the account of the Company. Each party shall, or shall cause its affiliates to, forward to any other party entitled under this Section 9.4(d) to any refund or credit of Taxes any such refund within 10 days after such refund is received or reimburse such other party for any such credit within 10 days after the credit is allowed or applied against any other Tax liability; provided, however, that any such amounts shall be net of any Tax cost or benefit to the payor party attributable to the receipt of such refund and/or the payment of such amounts to the payee party. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of Section 8.4(d)(ii).

            (e) In the event of any  conflict  between  the  provisions  of this
Section 9.4 and other Sections of this Agreement regarding the indemnification of any loss for Taxes, the provisions of this Section 9.4, and not those other Sections, shall be controlling.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

            10.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing:

            (a) by mutual written consent of the Purchaser and the Principal Stockholders;

            (b) by the Purchaser or the Principal Stockholders if either of them has materially breached any representation, warranty, or covenant contained in this Agreement;

            (c) by the Purchaser or the Principal Stockholders in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

            (d) by the Purchaser or the Principal Stockholders if the Closing has not occurred on January 31, 2000; provided, that neither the Purchaser nor the Principal Stockholders shall be entitled to terminate this Agreement pursuant to this Section 10.1(d) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

            10.2 Procedure Upon Termination. In the event of termination and abandonment by the Purchaser or by the Principal Stockholders, or both, pursuant to Section 10.1, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by the parties. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein each party hereto will redeliver all documents, work papers and other material (and all copies thereof) of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

            10.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, including any liability for lost profits and consequential damages, except that the provisions of
Article XI (Miscellaneous) and this Section 10.3 shall survive any such termination; provided, however, that no party shall be released from any liability hereunder if this Agreement is terminated and the transactions contemplated hereby abandoned by reason of (i) willful failure of such party to perform its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.1 Specific Performance. It is expressly understood and agreed that the material breach of any covenant contained in this Agreement will result in irreparable injury to the other party and that therefore such other party shall be entitled to specific performance thereof.

            11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company or any of the Principal Stockholders without the prior written consent of the Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

            11.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered in person or by courier or by facsimile transmission as follows (or at such address or facsimile number of which notice shall have been duly given in accordance with this Section 11.3):

            If to the Company:  Marina Mortgage Company, Inc.
                                15635 Alton Parkway, Suite 450
                                Irvine, CA  92618
                                Telephone:  (949) 753-8900
                                Facsimile:  (949) 753-7424
                                Attention:  John A. Johnston

            With a copy to:     King, Purtich, Holmes, Paterno & Berliner, LLP
                                1900 Avenue of the Stars
                                Los Angeles, CA 90067-4506
                                Telephone:  (310) 282-8989
                                Facsimile:  (310) 282-8903
                                Attention:  Keith T. Holmes, Esq.

            If to Stockholders: Marina Mortgage Company, Inc.
                                15635 Alton Parkway, Suite 450
                                Irvine, CA  92618
                                Telephone:  (949) 753-8900
                                Facsimile:  (949) 753-7424
                                Attention:  c/o Richard Silver

            With a copy to:     King, Purtich, Holmes, Paterno & Berliner, LLP
                                1900 Avenue of the Stars
                                Los Angeles, CA 90067-4506
                                Telephone:  (310) 282-8989
                                Facsimile:  (310) 282-8903
                                Attention:  Keith T. Holmes, Esq.

            If to Purchaser:    American Home Mortgage Holdings, Inc.
                                12 East 49th Street
                                New York, NY  10017
                                Telephone:  (212) 755-8600
                                Facsimile:  (212) 377-3269
                                Attention: Michael Strauss

            With a copy to:     Cadwalader, Wickersham & Taft
                                100 Maiden Lane
                                New York, NY 10038
                                Telephone:  (212) 504-6000
                                Facsimile:  (212) 504-6666
                                Attention:  Louis J. Bevilacqua, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others. Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

            11.4 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

            11.5 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            11.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            11.9 Expenses. The Stockholders and the Purchaser will each be liable for his or its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

            11.10 Publicity. The parties agree to notify each other prior to issuing any press release or making any public statement regarding the transactions contemplated hereby, and will attempt to obtain the approval of the other party prior to making such release or statement, including without limitation, any press release issued by either or both of the parties in connection with the Closing, which approval shall not be unreasonably withheld.





                [Remainder of the page intentionally left blank].

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                       AMERICAN HOME MORTGAGE HOLDINGS, INC.



                                       By:  /s/ Michael Strauss
                                           -------------------------------------
                                           Name:   Michael Strauss
                                           Title:  President and CEO




                                       AMERICAN HOME MORTGAGE SUB I, INC.



                                       By:  /s/ Michael Strauss
                                           -------------------------------------
                                           Name:   Michael Strauss
                                           Title:  President and Chief
                                                    Executive Officer



                                       MARINA MORTGAGE COMPANY, INC.



                                       By:  /s/  John A. Johnston
                                          --------------------------------------
                                           Name:  John A. Johnston
                                           Title: Chief Executive Officer



                                            /s/  John A. Johnston
                                          --------------------------------------
                                           John A. Johnston



                                            /s/  Ronald Bergum
                                          --------------------------------------
                                           Ronald Bergum



                                            /s/  Michael Ronald Moore
                                          --------------------------------------
                                           Michael Ronald Moore



                                            /s/  Stanley M. Bergum
                                          --------------------------------------
                                           Stanley M. Bergum



                                            /s/  Steven Michael Somerman
                                          --------------------------------------
                                           Steven Michael Somerman



                                            /s/  Daniel Joseph Manginelli, III
                                          --------------------------------------
                                           Daniel Joseph Manginelli, III



                                            /s/  Lanceworth Camillo Powell
                                          --------------------------------------
                                           Lanceworth Camillo Powell



                                            /s/  Darius Dean Livian
                                          --------------------------------------
                                           Darius Dean Livian



                                            /s/  John Knox Carnahan
                                          --------------------------------------
                                           John Knox Carnahan

                                 SCHEDULE 2.1(C)


                                    DIRECTORS


The Directors are as follows:

                  Michael Strauss
                  John A. Johnston
                  Ronald Bergum
                  James P. O'Reilly
                  Robert E. Burke

                                 EXHIBIT 2.4(C)


CASH INCOME FOR ANY PERIOD WILL EQUAL:

      DIVISION NET INCOME for the applicable period as determined in accordance with EXHIBIT 2.4(D), less any increase in DIVISION REPORTING GROUP non-cash assets (except for saleable loans held for sale).
































* For purposes of this formula, unless otherwise indicated, all amounts shall be determined in accordance with GAAP.

                                 EXHIBIT 2.4(D)


DIVISION NET INCOME FOR ANY PERIOD WILL EQUAL:

DIVISION LOAN PRODUCTION REVENUES

less:   DIRECT LOAN PRODUCTION COSTS

less:   OPERATING COSTS

plus:   ALLOCABLE SECONDARY MARKETING GAINS

less:   ALLOCABLE SECONDARY MARKETING LOSSES

plus:   ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES

less:   ALLOCABLE CORPORATE OVERHEAD

less:   $500,000 PER YEAR (OR A PRO RATA PORTION FOR A SHORTER PERIOD)

all as more fully defined and set forth below.



DIVISION LOAN PRODUCTION REVENUES shall be determined for any measurement period by adding 1) the product of the difference between the APPLICABLE AMERICAN HOME MORTGAGE REFERENCE PRICE and 100, expressed as a negative percentage if the resulting number is less than 0 and as a positive percentage if greater than 0 times the loan principal amount for each loan funded or brokered, at the time such loan is funded or the loan is closed with respect to brokered loans, by the DIVISION REPORTING GROUP during such measurement period; 2) all applicable up front lender fees charged to the borrower and other parties related to such loan (such as loan origination fees, discount points, loan processing fees, underwriting fees, loan document fees, wire fees, tax service, flood certification, inspections, and similar costs and expenses); 3) fees earned from brokering loans to outside companies; 4) fees earned from in-house escrow operations; and 5) other ancillary income generated from outside sources; in each case with respect to the DIVISION REPORTING GROUP.

The APPLICABLE AMERICAN HOME MORTGAGE REFERENCE PRICE for any loan shall be:

 (i) with respect to 30 year jumbo loans and loans eligible for FHA, VA, FNMA, FHLMC and/or other applicable state or federal agency programs, the highest price quoted by any one of the REFERENCE BANKS for best efforts delivery for the applicable program and a delivery window not less than, but closest to, the lock in period granted by the Purchaser's secondary marketing desk at the time the loan is locked.

 (ii) with respect to all loans not subject to (i) above, the actual price the buyer of the loan would have paid at the time the loan was locked with the Purchaser's secondary marketing desk.

For purposes of this Agreement, the DIVISION REPORTING GROUP shall include all employees of the Purchaser after the Merger reporting directly or indirectly to John A. Johnston and/or Ronald Bergum and, to the extent that neither such person is employed by the Purchaser, such employees of the Purchaser that reported directly or indirectly to either such person immediately prior to their termination of employment with the Purchaser.

The REFERENCE BANKS (unless otherwise changed by the Purchaser's Pricing Committee) include: Chase Manhattan Mortgage, Norwest Funding, Countrywide Credit Corp., Citicorp Mortgage and Fleet Mortgage.

Less: DIRECT LOAN PRODUCTION COSTS:

            For all loans funded or brokered by the DIVISION REPORTING GROUP during any measurement period:

            Direct loan production costs associated with originating and selling a loan and all expenses that are incurred by the DIVISION REPORTING GROUP, such as commissions, fees paid to mortgage brokers, loan processing, automated underwriting fees, credit and appraisal fees, and other costs associated with each loan funded by that group.

Less: OPERATING COSTS:

            The DIVISION REPORTING GROUP operating, costs, both current and deferred, will include expenses relating directly to the cost of operating the DIVISION REPORTING GROUP but will exclude all direct loan production costs. Such operating costs will include salaries, employee benefits, income taxes (federal and state), FICA, SDI, occupancy, communications, actual loss from REOs and repurchases charged against reserves, indemnification, postage, auto expenses, entertainment, advertising, pagers, cell phones, and other operating costs directly related to the DIVISION REPORTING GROUP'S operations, facilities and or employees.

Plus: ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING
LOSSES):

            ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES) for all loans funded by the DIVISION REPORTING GROUP, which were sold during an annual measurement period, are to be allocated as follows:

                  ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES) shall be determined as the sales proceeds for all loans sold by the Purchaser, less the Applicable American Home Mortgage Reference Price value (principal balance of loans sold times the Applicable American Home Mortgage Reference Prices at which such loans were locked), plus gains or less losses on related hedge instruments, less fees charged by investors and secondary marketing officer bonuses, without further adjustment pursuant to the Statement of Financial Accounting Standard No. 91.

                  ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES) are to be allocated to the DIVISION REPORTING GROUP based on the number of loans funded by the DIVISION REPORTING GROUP as compared to the total loans funded by the Purchaser, expressed as a percentage .

Plus: ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES:

            ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES for the DIVISION REPORTING GROUP are to be allocated as follows:

                  ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES shall be determined based upon interest income earned on mortgage loans receivable less all interest expense incurred from carrying loan positions, plus all production bonuses earned by the Purchaser.

                  ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES shall be allocated to the DIVISION REPORTING GROUP based on the number of loans funded by the DIVISION REPORTING GROUP as compared to the total loans funded by the Purchaser, expressed as a percentage.

Less: ALLOCABLE CORPORATE OVERHEAD:

                  ALLOCABLE CORPORATE OVERHEAD of the Purchaser shall include all corporate costs recognized in accordance with GAAP during an annual measurement period which are not specifically incurred as a result of the operations of the DIVISION REPORTING GROUP or any other production unit of the Purchaser or allocated pursuant to the above calculation under "Plus:
                  ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES)" or the above calculation under "Plus: ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES."

                  ALLOCABLE CORPORATE OVERHEAD of the Purchaser shall be allocated to the DIVISION REPORTING GROUP based on the number of loans funded or brokered by the DIVISION REPORTING GROUP as compared to the total loans funded or brokered by the Purchaser, expressed as a percentage, multiplied by the number of loans sold that were produced by the DIVISION REPORTING GROUP.

                  ALLOCABLE CORPORATE OVERHEAD of the Purchaser will not exceed $245 per loan.

Less: $500,000 PER YEAR (OR A PRO RATA PORTION FOR A SHORTER PERIOD)


* For purposes of this formula, unless otherwise indicated, all amounts shall be determined in accordance with GAAP.

                                 EXHIBIT 2.4(F)


GROUP NET INCOME FOR ANY PERIOD WILL EQUAL:

GROUP LOAN PRODUCTION REVENUES

less:   DIRECT LOAN PRODUCTION COSTS

less:   OPERATING COSTS

plus:   ALLOCABLE SECONDARY MARKETING GAINS

less:   ALLOCABLE SECONDARY MARKETING LOSSES

plus:   ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES

less:   ALLOCABLE CORPORATE OVERHEAD

less:   $500,000 PER YEAR (OR A PRO RATA PORTION FOR A SHORTER PERIOD)

all as more fully defined and set forth below.



GROUP LOAN PRODUCTION REVENUES shall be determined for any measurement period by adding 1) the product of (i) the difference between the APPLICABLE AMERICAN HOME MORTGAGE REFERENCE PRICE and 100, expressed as a negative percentage if the resulting number is less than 0 and as a positive percentage if greater than 0 multiplied by (ii) the principal amount for each loan funded or brokered, at the time such loan is funded or the loan is closed with respect to brokered loans, by the REPORTING GROUP during such measurement period; 2) all applicable up front lender fees charged to the borrower and other parties related to such loan (such as loan origination fees, discount points, loan processing fees, underwriting fees, loan document fees, wire fees, tax service, flood certification, inspections, and similar costs and expenses); 3) fees earned from brokering loans to outside companies; 4) fees earned from in-house escrow operations; and 5) other ancillary income generated from outside sources; in each case with respect to the Reporting Group.

The APPLICABLE AMERICAN HOME MORTGAGE REFERENCE PRICE for any loan shall be:

(i) with respect to 30 year jumbo loans and loans eligible for FHA, VA, FNMA, FHLMC and/or other applicable state or federal agency programs, the highest price quoted by any one of the REFERENCE BANKS for best efforts delivery for the applicable program and a delivery window not less than, but closest to, the lock in period granted by the Purchaser's secondary marketing desk at the time the loan is locked.

(ii) with respect to all loans not subject to (i) above, the actual price the buyer of the loan would have paid at the time the loan was locked with the Purchaser's secondary marketing desk.

For purposes of this Agreement, the REPORTING GROUP shall include all employees of the Purchaser after the Merger reporting directly or indirectly to both John
A. Johnston and Ronald Bergum (or to the extent that either such person is no longer employed by the Purchaser as a result of death or disability as determined pursuant to such person's employment agreement with the Purchaser, in such case, then to either John A. Johnston or Ronald Bergum).

The REFERENCE BANKS (unless otherwise changed by the Purchaser's Pricing Committee) include: Chase Manhattan Mortgage, Norwest Funding, Countrywide Credit Corp., Citicorp Mortgage and Fleet Mortgage.

Less: DIRECT LOAN PRODUCTION COSTS:

            For all loans funded or brokered by the REPORTING GROUP during any measurement period:

            Direct loan production costs associated with originating and selling a loan and all expenses that are incurred by the REPORTING GROUP, such as commissions, fees paid to mortgage brokers, loan processing, automated underwriting fees, credit and appraisal fees, and other costs associated with each loan funded by that group.

Less: OPERATING COSTS:

            The REPORTING GROUP operating costs will include expenses relating directly to the cost of operating the REPORTING GROUP but will exclude all direct loan production costs. Such operating costs will include salaries, employee benefits, income taxes (federal and state), both current and deferred, FICA, SDI, occupancy, communications, actual loss from REOs and repurchases charged against reserves, indemnification, postage, auto expenses, entertainment, advertising, pagers, cell phones, and other operating costs directly related to the REPORTING GROUP'S operations, facilities and or employees.

Plus: ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES):

            ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES) for all loans funded by the REPORTING GROUP, which were sold during an annual measurement period, are to be allocated as follows:

                  ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES) shall be determined as the sales proceeds for all loans sold by the Purchaser, less the Applicable American Home Mortgage Reference Price value (principal balance of loans sold times the Applicable American Home Mortgage reference prices at which such loans were locked), plus gains or less losses on related hedge instruments, less fees charged by investors and secondary marketing officer bonuses without further adjustment pursuant to the Statement of Financial Accounting Standard No. 91.

                  ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES) are to be allocated to the REPORTING GROUP based on the number of loans funded by the REPORTING GROUP or as compared to the total loans funded by the Purchaser, expressed as a percentage.

Plus: ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES

            ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES for the REPORTING GROUP are to be allocated as follows:

                  ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES shall be determined based upon interest income earned on mortgage loans receivable less all interest expense incurred from carrying loan positions, plus all production bonuses earned by the Purchaser.

                  ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES shall be allocated to the REPORTING GROUP based on the number of loans funded by the REPORTING GROUP as compared to the total loans funded by the Purchaser, expressed as a percentage.

Less: ALLOCABLE CORPORATE OVERHEAD

                  ALLOCABLE CORPORATE OVERHEAD of the Purchaser shall include all corporate costs recognized in accordance with GAAP during an annual measurement period which are not specifically incurred as a result of the operations of the REPORTING GROUP or any other production unit of the Purchaser or allocated pursuant to "Plus: ALLOCABLE SECONDARY MARKETING GAINS (LESS SECONDARY MARKETING LOSSES)" or the above calulation under "Plus: ALLOCABLE NET INTEREST INCOME AND PRODUCTION BONUSES."

                  ALLOCABLE CORPORATE OVERHEAD of the Purchaser shall be allocated to the REPORTING GROUP based on the number of loans funded or brokered by the Reporting Group as compared to the total loans funded or brokered by the Purchaser, expressed as a percentage, multiplied by the number of loans sold that were produced by the REPORTING GROUP.

                  ALLOCABLE CORPORATE OVERHEAD of the Purchaser will not exceed $245 per loan.

Less: $500,000 PER YEAR (OR A PRO RATA PORTION FOR A SHORTER PERIOD)

* For purposes of this formula, unless otherwise indicated, all amounts shall be determined in accordance with GAAP.